UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Current Report
Pursuant To Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)—May 3, 2006

THE RESTAURANT COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	333-131004 (Commission File Number	62-1254388 (I.R.S. Employer Identification No.)
6075 Poplar Ave., Suite 800
Memphis, TN 38119
(Address of principal executive offices)
Registrant’s telephone number, including area code: (901) 766-6400
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
      On May 8, 2006, The Restaurant Company (the “Company”) filed a current report on Form 8-K with respect to the acquisition of Wilshire Restaurant Group, Inc., a Delaware corporation (“WRG”), the owner of the Marie Callender’s Restaurant & Bakery restaurant chain, pursuant to a Stock Purchase Agreement (the “Stock Purchase Agreement”) among the Company, TRC Holding LLC, a Delaware limited liability company and the indirect parent of the Company (“TRCH”), WRG and the equityholders of WRG. The Company and WRG are portfolio companies under common control of Castle Hartan, Inc. (“CHI”), the New York-based private equity investment firm. The acquisition is not a business combination as defined in Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations. SFAS No. 141 requires that when accounting for a transfer of assets or exchanges of shares between entities under common control, the entity that receives the net assets or equity interests shall recognize the assets and liabilities transferred at their carrying amounts.
      Pursuant to Item 9.01 of Form 8-K, the Company was permitted to file certain financial information by amendment no later than July 18, 2006. This Current Report on Form 8-K/A amends and supplements the Current Report on Form 8-K filed by the Company on May 8, 2006, to include the historical financial statements of WRG and the unaudited pro forma financial information listed below.
Item 9.01. Financial Statements and Exhibits.

		Page
	Financial Statements of WRG as of and for the fiscal years ended December 30, 2004 and December 25, 2003

	Report of Independent Auditors	34

	Consolidated Balance Sheets as of December 30, 2004, and December 25, 2003	35-36

	Consolidated Statements of Operations for the years ended December 30, 2004 and December 25, 2003	37

	Consolidated Statements of Shareholders’ Equity (Deficiency) for the years ended December 30, 2004 and December 25, 2003	38

	Consolidated Statements of Cash Flows for the years ended December 30, 2004 and December 25, 2003	39-40

	Notes to the Financial Statements	41-69

(b)	Pro Forma Financial Information (Unaudited)

	Pro Forma Condensed Consolidated Balance Sheet as of April 16, 2006	71-72

	Notes to Pro Forma Condensed Consolidated Balance Sheet	73-74

	Pro Forma Condensed Consolidated Statements of Operations for the sixteen weeks ended April 16, 2006	75

	Pro Forma Condensed Consolidated Statements of Operations for the fiscal year ended December 25, 2005	76

	Notes to Pro Forma Condensed Consolidated Statements of Operations	77-78

Report of Independent Auditors
The Board of Directors
Wilshire Restaurant Group, Inc.
We have audited the accompanying consolidated balance sheets of Wilshire Restaurant Group, Inc. and subsidiaries as of December 29, 2005 and December 30, 2004 and the related consolidated statements of operations, shareholders’ deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal controls over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Wilshire Restaurant Group, Inc. and subsidiaries as of December 29, 2005 and December 30, 2004 and the consolidated results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.
/s/ Ernst & Young LLP
Irvine, California
April 4, 2006

Wilshire Restaurant Group, Inc.
Consolidated Balance Sheets

	December 29,	December 30,
	2005	2004

Assets
Current assets:
Cash	$853,000	$1,799,000
Accounts receivable, net of allowances	4,215,000	3,809,000
Inventories	4,357,000	3,707,000
Prepaids and other current assets	1,145,000	1,116,000

Total current assets	10,570,000	10,431,000

Property, equipment and improvements, net	36,082,000	38,767,000

Investments in unconsolidated partnerships	311,000	340,000

Minority interests of consolidated partnerships	115,000	111,000

Other assets, net	4,742,000	6,810,000

Total assets	$51,820,000	$56,459,000

Liabilities and shareholders’ deficit
Current liabilities:
Accounts payable	$12,340,000	$9,586,000
Accrued expenses	26,726,000	25,763,000
Current portion of reserve for store closures	964,000	928,000
Current portion of long-term debt	2,400,000	2,400,000
Current portion of obligations under capital leases	634,000	727,000

Total current liabilities	43,064,000	39,404,000

Long-term debt, excluding current portion	105,635,000	97,242,000
Long-term obligations under capital leases, excluding current portion	6,679,000	7,872,000
Deferred rent	4,770,000	4,904,000
Reserve for store closures — noncurrent	1,236,000	1,707,000
Unfavorable lease interests	671,000	740,000

Commitments and contingencies

Shareholders’ deficit:
Preferred stock, $0.001 par value; 200,000 shares authorized; 42,153 shares issued and outstanding in 2005 and 2004	63,277,000	63,277,000
Class A common stock, $0.001 par value; 200,000 shares authorized; 42,153 shares issued and outstanding in 2005 and 2004	—	—
Capital in excess of par value	9,659,000	9,659,000
Treasury stock	(137,000)	(137,000)
Notes secured by stock	(1,308,000)	(1,205,000)
Accumulated deficit	(181,726,000)	(167,004,000)

Total shareholders’ deficit	(110,235,000)	(95,410,000)

Total liabilities and shareholders’ deficit	$51,820,000	$56,459,000

See accompanying notes.

Wilshire Restaurant Group, Inc.
Consolidated Statements of Operations

	December 29,	December 30,
	2005	2004

Revenues
Food and beverage sales	$229,132,000	$228,318,000
Franchise and license fees	8,791,000	8,662,000
Other income	802,000	735,000

	238,725,000	237,715,000

Costs and expenses
Salaries and wages	70,939,000	71,951,000
Food and beverage	74,936,000	74,789,000
Operating expenses	46,814,000	44,601,000
Interest	20,866,000	19,665,000
Occupancy costs	15,565,000	14,969,000
General and administrative	11,075,000	13,676,000
Depreciation and amortization	8,005,000	8,312,000
Store closure expenses, asset impairment and other	2,224,000	3,262,000
Management service fees	1,934,000	2,021,000
Minority interests	598,000	459,000
Preopening costs	479,000	41,000

	253,435,000	253,746,000

Loss before income taxes	(14,710,000)	(16,031,000)

Income tax expense	(12,000)	(26,000)

Net loss	$(14,722,000)	$(16,057,000)

See accompanying notes.

Wilshire Restaurant Group, Inc.
Statements of Stockholders’ Equity (Deficiency)

			Class A		Capital in
	Preferred Stock		Common Stock		Excess of	Treasury	Notes Secured	Accumulated
	Shares	Amount	Shares	Amount	Par Value	Stock	By Stock	Deficit	Total

Balance — December 25, 2003	33,854	$56,557,000	33,854	$—	$8,205,000	$(137,000)	$(1,113,000)	$(150,947,000)	$(87,435,000)
Accrued interest on notes secured by stock	—	—	—	—	—	—	(92,000)	—	(92,000)
Stock issuance	8,299	6,720,000	8,299	—	—	—	—	—	6,720,000
Warrant issuance	—	—	—	—	1,454,000	—	—	—	1,454,000
Net loss	—	—	—	—	—	—	—	(16,057,000)	(16,057,000)

Balance — December 30, 2004	42,153	63,277,000	42,153	—	9,659,000	(137,000)	(1,205,000)	(167,004,000)	(95,410,000)
Accrued interest on notes secured by stock	—	—	—	—	—	—	(103,000)	—	(103,000)
Net loss	—	—	—	—	—	—	—	(14,722,000)	(14,722,000)

Balance — December 29, 2005	42,153	$63,277,000	42,153	$—	$9,659,000	$(137,000)	$(1,308,000)	$(181,726,000)	$(110,235,000)

See accompanying notes.

Wilshire Restaurant Group, Inc.
Consolidated Statements of Cash Flows

	December 29,	December 30,
	2005	2004

Financing activities
Borrowings of long-term debt	$—	$40,000,000
Repayment of long-term debt	(2,400,000)	(41,988,000)
Accrued interest on convertible promissory notes	—	120,000
Repayments on revolving credit facility, net	(1,640,000)	(17,000)
Repayment of capital lease obligations, net	(721,000)	(1,017,000)
Distributions to minority interests	(602,000)	(875,000)
Equity contribution	—	3,900,000
Accrued interest on notes secured by stock	(103,000)	(92,000)

Net cash provided by (used in) financing activities	(5,466,000)	31,000

Net decrease in cash	(946,000)	(1,307,000)

Cash at beginning of year	1,799,000	3,106,000

Cash at end of year	$853,000	$1,799,000

Supplemental disclosures of cash flow information
Cash paid for interest	$7,209,000	$6,220,000

Cash paid for income taxes	$21,000	$46,000

Noncash investing and financing activities
Conversion of convertible promissory notes to preferred stock	$—	$2,820,000

Issuance of warrants in connection with financing	$—	$1,454,000

See accompanying notes.

Wilshire Restaurant Group, Inc.
Notes to Consolidated Financial Statements
December 29, 2005 and December 30, 2004
1. Organization
Wilshire Restaurant Group, Inc. (the Company or WRG), a Delaware corporation, owns 100% of the outstanding common stock of Marie Callender Pie Shops, Inc. (MCPSI), a California corporation. MCPSI owns and operates restaurants and has granted franchises under the name Marie Callender’s and Marie Callender’s Grill. MCPSI also owns 100% of the outstanding common stock of M.C. Wholesalers, Inc., a California corporation. M.C. Wholesalers, Inc. operates a commissary that produces bakery goods. MCPSI also owns 100% of the outstanding common stock of FIV Corp. (FIV), a Delaware corporation. FIV Corp. owns and operates one restaurant under the name East Side Mario’s.
Marie Callender’s restaurants are mid-priced, casual-dining restaurants specializing in the sale of pie and other bakery items, operating primarily in the western United States. The Marie Callender’s Grill restaurants are mid-priced casual dining restaurants specializing in grilled meats and seafood while offering bakery items as well, operating in southern California. The East Side Mario’s restaurant is a mid-priced Italian restaurant operating in Lakewood, California.
At December 29, 2005, 136 restaurants were operated under the Marie Callender’s name, three under the Marie Callender’s Grill name, and one under the East Side Mario’s name. 76 Marie Callender’s restaurants are wholly owned, 46 are franchises and 14 are partnership locations. The Company has less than a 50% ownership in two of the partnership restaurants and a 57% to 95% ownership in the remaining 12 locations. The East Side Mario’s restaurant is wholly owned. Two Marie Callender’s Grill locations are wholly owned and one location is franchised.
On November 12, 1999, Castle Harlan Partners III, L.P. (Castle Harlan) acquired the Company through the purchase of a majority interest in the newly issued Class A common stock and preferred stock.
During 2003, Castle Harlan contributed $2,700,000 in the form of convertible promissory notes to the Company to finance restaurant remodels (Note 10). On July 22, 2004, the Company refinanced its senior debt and at that time the convertible promissory notes were converted to equity.
Also on July 22, 2004, Castle Harlan invested $3,900,000 of additional equity in the Company to finance restaurant remodels and for general working capital purposes (Note 9).

2. Operations and Liquidity
The Company generated a net loss of $14,722,000 and $16,057,000 in fiscal 2005 and 2004, respectively, and had an accumulated deficit of $181,726,000 (of which $109,000,000 related to leveraged recapitalization transactions) as of December 29, 2005. Additionally, the Company had a working capital deficit of $32,494,000 as of December 29, 2005. Historically, the Company’s operations have been funded from operating cash flows and borrowings under bank credit facilities.
In an effort to reverse previous earnings and cash flow declines, new senior management was brought into the Company in late 2001 through early 2003. During this time menu selections have been updated, while the traditional Marie Callender’s favorites continue to be offered. Also, a restaurant remodeling program was initiated in 2002 in order to update the look and appeal of many of the Company’s older facilities. There have been 23 restaurants remodeled as of December 29, 2005. Other programs have been introduced to build sales, such as the introduction of new menu items, introduction of a specialty pie program to reduce discounting, promotion of the to-go program, upgrading the bakery display to enhance the visual appeal, and refocusing employee training toward the critical elements of guest satisfaction. Concurrently, restaurant controls have been enhanced through the introduction of state-of-the-art point of sale systems throughout the Company (completed in October 2004), utilizing technology in managing labor costs, and upgrading food cost controls. Finally, many overhead positions that were not deemed critical to the successful operations of the restaurants have been eliminated. Based on the success to date of these and other sales building and cost-reduction initiatives, management believes that the Company will continue as a going concern.
3. Summary of Significant Accounting Policies
Consolidation
The accompanying consolidated financial statements of the Company include the account balances and transactions of Wilshire Restaurant Group, Inc., its wholly owned subsidiaries, and its investments in restaurant partnerships in which it exercises control of the operations. All significant intercompany transactions have been eliminated in consolidation. The Company’s investments in other partnerships are accounted for using the equity method.

3. Summary of Significant Accounting Policies (continued)
Use of Estimates
The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.
Reporting Year
The Company operates under a 52/53-week fiscal year ending on the last Thursday of the calendar year. There were 52 weeks in fiscal year 2005 and 53 weeks in fiscal year 2004.
Cash and Cash Equivalents
The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.
The Company maintains cash balances at financial institutions that are in excess of FDIC insurance coverage limits.
Accounts Receivable
Accounts receivable consists primarily of franchise fees, licensing royalties, sublease rent, commissary product invoicing and credit card receivables. Credit losses are provided for in the consolidated financial statements and have generally been within management’s expectations. Allowance for doubtful accounts totaled $5,000 and $76,000 for the years ended December 29, 2005 and December 30, 2004, respectively.
Inventories
Inventories consist primarily of food and beverage products and are stated at the lower of cost (first-in, first-out) or market.

3. Summary of Significant Accounting Policies (continued)
Property, Equipment, Improvements, Unfavorable Lease Interests and Depreciation and Amortization
Property, equipment and improvements are recorded at cost. Expenditures that materially extend property lives are capitalized. The cost of maintenance, repairs and replacing china, glassware, utensils, etc., is charged to expense as incurred.
Unfavorable lease interests consist of the net of favorable and unfavorable lease interests representing the amount by which the estimated fair value of certain lease interests (as of the date acquired) exceed or are less than the related obligation, respectively. Such amounts are recognized as an increase or a reduction in occupancy costs, respectively, over the individual lease terms.
Depreciation and amortization is provided using the straight-line method over the following estimated useful lives:

Buildings	20 to 40 years (limited to term of lease)
Restaurant and other equipment	3 to 10 years (limited to term of lease)
Leasehold improvements	10 to 40 years (limited to term of lease)
Long-Lived Assets
Long-lived assets and certain identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. The Company’s assessment of recoverability of long-lived assets is performed at the restaurant level.
Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

3. Summary of Significant Accounting Policies (continued)
Lease Obligations
The Company leases all of its restaurants locations. At the inception of the lease, each property is evaluated to determine whether the lease should be accounted for as an operating or capital lease. For leases that include rent escalations, the Company records the rent payable on the straight-line basis over the term of the lease (including the “rent holiday” period beginning upon possession of the premises) and records the difference between the minimum rents paid and the straight-line rent as deferred rent.
Certain leases contain provisions that require additional rental payments based upon restaurant sales volume (“contingent rentals”). Contingent rentals are accrued each period as the liabilities are incurred.
It is the Company’s policy to record rent expense from possession date through construction completion as a pre-opening expense. Once a restaurant opens for business, the Company records the straight-line rent over the lease term plus contingent rent, to the extent it exceeded minimum rent per the lease agreement, as rent expense.
Reserve for Store Closures
Reserve for store closures represents management’s estimate of the expected net present value of future obligations for restaurants that have been closed.
Self-Insurance Reserves
The Company self-insures a significant portion of its health, workers’ compensation, and general liability obligations. The Company maintains stop-loss coverage with third party insurers to limit its total exposure. The accrued liabilities associated with these programs are based on estimates of ultimate costs to be incurred to settle known claims and claims incurred but not reported as of the balance sheet dates. The estimated liability is discounted and is based on a number of assumptions and factors, including historical trends, actuarial assumptions and economic conditions. If actual trends, including the severity or frequency of claims, differ from these estimates, the financial results of the Company may be impacted.

3. Summary of Significant Accounting Policies (continued)
Revenue Recognition
Revenue for food and beverage sales at restaurants is recognized when services are rendered. Commissary revenues are recognized when bakery products are manufactured and shipped. Franchise royalties and licensing fee income is recognized when earned. Revenue from the sale of gift cards is deferred and recognized upon redemption of the gift cards.
Franchise Operations
Initial fees related to sales or renewals of franchises are recognized when the Company has performed substantially all of its obligations under the franchise agreement, typically upon opening of the restaurant. Recurring franchise royalties are based on a percentage of the franchisees’ reported gross sales and are recognized as revenue when earned.
Stock-Based Compensation
The Company accounts for stock-based compensation using the intrinsic-value method. Accordingly, compensation cost for stock options is measured as the excess, if any, of the fair value of the Company’s stock at the date of the grant over the amount an employee must pay to acquire the stock. No stock-based compensation cost is reflected in the results of operations of the Company, as all options granted had an exercise price that was not less than management’s estimate of the fair value of the underlying common stock on the date of grant.
Pre-Opening Costs
Costs incurred in connection with the opening of a restaurant or re-opening of a remodeled restaurant, such as management salaries, staff training, imputed straight-line rent and promotion of new store openings are expensed as incurred.
Advertising Costs
The Company expenses advertising costs upon first showing. Advertising expense was $6,643,000 and $5,890,000 for the years ended December 29, 2005 and December 30, 2004, respectively. This expense is reported as operating expense on the consolidated statements of operations.

3. Summary of Significant Accounting Policies (continued)
Income Taxes
Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances will be established when necessary to reduce deferred tax assets to the amounts expected to be realized.
Fair Values of Financial Instruments
Fair values of cash, accounts receivable, notes receivable, accounts payable, and accrued expenses approximate cost due to the short period of time to maturity. The carrying value of the Credit Facility, as defined (Note 9), approximates fair value because interest rates on these instruments change with market interest rates. The carrying value of the Subordinated Term Loan, as defined (Note 9), approximates fair value as the fixed interest rate approximates rates offered to the Company for a loan of similar terms at December 29, 2005 and December 30, 2004.
Recent Accounting Pronouncements
In December 2004, the Financial Accounting Standards Board (FASB) issued SFAS No. 123, Share-Based Payment (SFAS 123R). SFAS 123R will require the Company to expense share-based payments, including employee stock options, based on their fair value. The Company is required to adopt the provisions of SFAS 123R effective as of the beginning of its fiscal year 2006. SFAS 123R provides alternative methods of adoption which include prospective application and a modified retroactive application. The Company is currently evaluating the financial impact, including the available alternatives of adoption, of SFAS 123R.

4. Property, Equipment and Improvements
Property, equipment and improvements consists of the following:

	December 29,	December 30,
	2005	2004

Buildings	$9,228,000	$10,228,000
Restaurant and other equipment	66,199,000	64,845,000
Leasehold improvements	44,941,000	42,355,000
Construction in progress	898,000	1,649,000

	121,266,000	119,077,000
Less accumulated depreciation and amortization	(85,184,000)	(80,310,000)

	$36,082,000	$38,767,000

5. Other Assets
Other assets consist of the following:

	December 29,	December 30,
	2005	2004

Acquired franchise rights	$7,529,000	$6,890,000
Security deposits	2,088,000	3,164,000
Deferred financing costs	2,629,000	2,621,000
Liquor licenses	981,000	1,006,000
Design prototype	794,000	781,000

	14,021,000	14,462,000
Accumulated amortization	(9,279,000)	(7,652,000)

Other assets, net	$4,742,000	$6,810,000

Acquired franchise rights represent the excess of costs incurred over assets acquired related to franchise stores acquired by the Company. Such costs are amortized on the straight-line basis over their estimated benefit period of 15 years. Security deposits primarily represent collateral on outstanding insurance claims as well as restaurant lease deposits. Financing costs are incurred by the Company in connection with its long-term debt. Such costs are being amortized on the straight-line basis over the term of the long-term debt. In connection with the refinancing in July 2004, approximately $747,000 of net deferred financing costs from the prior debt was written off in 2004 and approximately $2,551,000 of financing costs was capitalized in 2004 (Note 9).
6. Investments in Unconsolidated Partnerships
At December 29, 2005, the Company had investment interests in two unconsolidated partnerships that operate Marie Callender restaurants. The Company does not exercise control with respect to the operations of these partnerships. Investments in unconsolidated partnerships are accounted for using the equity method. The excess of the cost basis of the investments over the Company’s share of the historical net assets of the two partnerships at the date of acquisition was $862,000 and is being recognized as a reduction to equity in net income of unconsolidated partnerships over the estimated benefit periods of 10 and 15 years. Accumulated amortization was $784,000 and $733,000 at December 29, 2005 and December 30, 2004, respectively.
7. Accrued Expenses
Accrued expenses were as follows:

	December 29,	December 30,
	2005	2004

Management fees	$9,200,000	$7,360,000
Payroll and related expenses	4,441,000	5,165,000
Insurance	3,986,000	3,882,000
Gift cards and gift certificates	3,619,000	3,739,000
Legal accrual	1,466,000	1,361,000
Sales and use taxes	1,238,000	1,415,000
Percentage rent	746,000	693,000
Accrued interest payable	499,000	487,000
Deferred income	323,000	440,000
Property taxes payable	256,000	202,000
Credit card fees	191,000	222,000
Income taxes payable	12,000	26,000
Other	749,000	771,000

Total accrued expenses	$26,726,000	$25,763,000

8. Leasing Activities
General
The Company conducts most of its operations using leased restaurant facilities under leases that expire on various dates through 2042. The leases have initial terms ranging from 1 to 55 years and in certain instances provide for renewal options ranging from 5 to 25 years. Most of the leases require additional rental payments by the Company if sales volumes at the related restaurants exceed specified levels. Most of the lease agreements require payment of taxes, insurance, and maintenance costs by the Company.
In connection with certain leases involving restaurants operated by franchisees, the Company, as prime lessee, has entered into sublease agreements for restaurant facilities that have terms similar to the related prime leases. The Company’s obligation to pay rent, taxes, insurance, and maintenance costs under the prime leases is passed through to the related sublessees.
Capital Leases
The net book value of property, equipment and improvements held under capital leases was $5,612,000 and $6,639,000 at December 29, 2005 and December 30, 2004, respectively (accumulated amortization was $3,616,000 and $3,589,000 as of December 29, 2005 and December 30, 2004, respectively). Amortization of assets held under capital leases is included in depreciation and amortization in the accompanying consolidated financial statements.

8. Leasing Activities (continued)
Capital Leases (continued)
Future annual minimum lease payments under capital lease obligations together with the present value of the net minimum lease payments as of December 29, 2005 are as follows:

2006	$1,514,000
2007	1,343,000
2008	1,147,000
2009	1,110,000
2010	1,007,000
Thereafter	28,379,000

34,500,000

Less amount representing interest	(27,187,000)

Present value of minimum lease payments	7,313,000

Less current portion of obligations under capital leases	(634,000)

Long-term obligations under capital leases, excluding current portion	$6,679,000

Capital lease assets with a net carrying value of $506,000 and $882,000 as of December 29, 2005 and December 30, 2004, respectively (accumulated depreciation of $4,082,000 and $3,707,000 as of December 29, 2005 and December 30, 2004, respectively), are leased to franchisees. Total net minimum lease payments have not been reduced by minimum sublease rentals of $1,023,000 which are expected to be received in the future under noncancelable subleases with franchisees whereby the sublease does not qualify as a capital lease.

8. Leasing Activities (continued)
Operating Leases
Future minimum rental payments (exclusive of additional rental based on sales volume, real estate taxes, utilities, maintenance, and insurance) and sublease rental receipts by year under operating leases that have initial or remaining noncancelable lease terms in excess of one year as of December 29, 2005 are as follows:

	Gross Rental	Sublease
	Payments	Rental Receipts	Net

2006	$13,967,000	$(710,000)	$13,257,000
2007	12,187,000	(423,000)	11,764,000
2008	11,160,000	(353,000)	10,807,000
2009	9,655,000	(362,000)	9,293,000
2010	7,832,000	(328,000)	7,504,000
Thereafter	35,635,000	(465,000)	35,170,000

	$90,436,000	$(2,641,000)	$87,795,000

Occupancy costs were as follows:

	December 29,	December 30,
	2005	2004

Minimum rentals	$11,174,000	$10,830,000
Contingent rentals	911,000	763,000
Real estate taxes, common area, and other costs	3,827,000	3,873,000
Sublease rentals	(278,000)	(424,000)
Net amortization of lease interests	(69,000)	(73,000)

	$15,565,000	$14,969,000

9. Long-Term Debt
Long-term debt consists of the following:

	December 29,	December 30,
	2005	2004

Secured Term Loan A	$11,237,000	$13,637,000
Secured Term Loan B	25,000,000	25,000,000
Secured revolving line of credit	2,251,000	3,891,000
$35 million Subordinated Term Loan, net of unamortized discount of $791,000 and $1,259,000 at December 29, 2005 and December 30, 2004, respectively	69,547,000	57,114,000

Long-term debt	108,035,000	99,642,000
Less current portion of long-term debt	(2,400,000)	(2,400,000)

Long-term debt, excluding current portion	$105,635,000	$97,242,000

Credit Facility
On July 22, 2004, the Company entered into an agreement with lenders to refinance its existing debt under a new $55,000,000 asset-based senior secured credit facility (the Credit Facility). The Credit Facility provides for a $15,000,000 revolving line of credit, including a letter of credit sub-facility, and a $15,000,000 Secured Term Loan A and a $25,000,000 Secured Term Loan B facility.
The Secured Term Loan A requires principal payments due monthly in the amount of $200,000. Any unpaid principal amounts are due May 31, 2007. Interest is payable monthly at a rate equal to the base rate (bank prime rate) plus a base rate margin (9.75% at December 29, 2005).
The Secured Term Loan B requires principal payments due monthly in the amount of $200,000 commencing on the first day of the month after the date on which the Secured Term Loan A has been repaid in full. All remaining unpaid amounts are due on May 31, 2007. Interest is payable monthly at a rate equal to the base rate (bank prime rate) plus a base rate margin (14.75% at December 29, 2005).

9. Long-Term Debt (continued)
Credit Facility (continued)
The Company is also required to make mandatory principal prepayments on an annual basis equal to 50% of a defined excess cash flow amount which is applied first to the Secured Term Loan A obligation and then to the Secured Term Loan B obligation after the Secured Term Loan A obligation has been satisfied. No principal prepayments related to a defined excess cash flow amount have been made to date.
The secured revolving line of credit is available up to a maximum amount of $15,000,000, less the amounts drawn for any letters of credit. As of December 29, 2005, the borrowing capacity on the revolving line of credit was $15,000,000, of which $8,517,000 was used for letters of credit. As of December 29, 2005, the Company had $4,232,000 available for borrowing under its revolving line of credit. The revolving line of credit expires on May 31, 2007. Advances under the revolving line of credit bear interest at a base rate (bank prime rate) plus a base rate margin (9.75% at December 29, 2005). The base rate margin varies according to the Company’s last 12 months’ adjusted cash flows. The Company is charged a fee equal to 4% per annum times the daily balance of the undrawn amount of all outstanding letters of credit.
The Credit Facility also requires the Company to maintain certain financial covenants including minimum levels of earnings before income taxes, depreciation and amortization, a leverage ratio, a fixed charge coverage ratio, and a limitation on capital expenditures. As of December 29, 2005, the Company was in compliance with these covenants.
Subordinated Debt
On June 29, 2000, the Company entered into a subordinated debt agreement (the Subordinated Term Loan) to borrow $35,000,000. The principal amount is due on June 29, 2007. Interest is payable semiannually at a fixed rate of 8%. Additional interest accrues effective July 22, 2004 at 12% and is due at maturity. Additional accrued interest totaled $8,583,000 and $3,607,000 at December 29, 2005 and December 30, 2004, respectively.
Additionally, in connection with the Subordinated Term Loan, the Company issued 2,213 common stock and preferred stock warrants. The warrants have an exercise price of $1 per share and expire on June 29, 2010. The estimated fair value of the warrants of $3,886,000 has been recorded as an increase of capital in excess of par value with a corresponding discount to the carrying amount of the Subordinated Term Loan, which is being amortized over the term of the loan.

9. Long-Term Debt (continued)
Subordinated Debt (continued)
As a condition to amending the Subordinated Term Loan on May 31, 2001, the Company issued 456 preferred stock warrants and 456 Class A common stock warrants to certain lenders under the Subordinated Term Loan. The warrants have an exercise price of $1 per share and expire on May 31, 2011. The estimated fair value of these warrants of $801,000 has been recorded as an increase to capital in excess of par value and as a discount on debt which is being amortized over the remaining term of the Subordinated Term Loan.
As conditions to amending the Subordinated Term Loan on July 22, 2004, the Company agreed to: (a) issue 13,800 preferred stock warrants and 13,800 Class A common stock warrants subject to the same terms as the warrants issued on May 31, 2001, to the lenders under the Subordinated Term Loan (Note 12); the original 2,669 preferred stock warrants and 2,669 common stock warrants issued as of May 31, 2001 were retired on July 22, 2004; (b) increase the rate of interest to 20% per annum, compounded quarterly, of which 8% is payable semi-annually (first payment due July 2005) and the remaining 12% is compounded quarterly and payable on the maturity date of the notes; (c) issue additional warrants, representing 1.25% of the fully diluted Class A common stock and 1.25% of the fully diluted preferred stock of the Company, if the Company is unable to make any semiannual interest payment when due. On January 1, 2005 and July 1, 2005, the Company was unable to make semiannual interest payments associated with the subordinated debt. Due to this non-payment, the Company issued 699 preferred stock warrants and 699 Class A common stock warrants on both January 1, 2005 and July 1, 2005 to the subordinated debt holders.
An additional condition to the amendment required Castle Harlan to make a $3,900,000 equity investment in the Company as of July 22, 2004 for working capital purposes. In conjunction with this additional investment, 4,816 shares of both preferred and common stock were issued to Castle Harlan. Scheduled principal maturities of long-term debt for fiscal years ending after December 29, 2005 are as follows:

2006	$2,400,000
2007	105,635,000

$108,035,000

10. Convertible Promissory Notes
In 2003, the Company entered into an agreement with Castle Harlan in order to secure funds for restaurant remodels in the form of convertible promissory notes totaling $2,700,000. The convertible promissory notes accrued interest at the rate of 5% per annum with the interest compounding semiannually. The convertible promissory notes fall under the guidance of SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity (SFAS No. 150), which establishes standards for the classification and measurement of certain financial instruments with the characteristics of both liabilities and equity. In accordance with SFAS No. 150, in 2003 the Company recorded the convertible promissory notes in the mezzanine section of the consolidated balance sheet. These promissory notes converted to 3,482 shares of both preferred and common stock at the time of the Company’s refinancing on July 22, 2004.
11. Income Taxes
Income tax expense consists of the following:

	December 29,	December 30,
	2005	2004

Current:
Federal	$(1,000)	$—
State	(11,000)	(26,000)

	(12,000)	(26,000)

Deferred:
Federal	—	—
State	—	—

	—	—

Total income tax expense	$(12,000)	$(26,000)

11. Income Taxes (continued)
A reconciliation of income taxes computed at the statutory federal income tax rate to income tax expense on loss from operations is as follows:

	December 29,	December 30,
	2005	2004

Tax at statutory federal rate	$5,001,000	$5,450,000
State taxes, net of federal benefits	(7,000)	(17,000)
Change in federal valuation allowance	(3,967,000)	(3,770,000)
FICA tax credit	700,000	483,000
Nondeductible interest	(1,691,000)	(2,106,000)
Other, net	(48,000)	(66,000)

Total income tax expense	$(12,000)	$(26,000)

The Company has recorded deferred tax assets and deferred tax liabilities, which represent future tax effects of temporary differences. The tax effects of significant temporary differences giving rise to deferred tax assets and liabilities are as follows:

	December 29,	December 30,
	2005	2004

Deferred tax assets:
Net operating loss carryforwards	$9,816,000	$10,598,000
Accrued expenses not currently deductible	6,179,000	5,487,000
Tax credit carryforwards	4,503,000	3,442,000
Property, equipment, and improvements — book basis in excess of tax basis	5,821,000	5,166,000
Deferred interest	7,391,000	4,263,000
Intangible assets — tax basis in excess of book basis	421,000	471,000
State taxes not currently deductible	5,000	10,000

Total deferred tax assets	34,136,000	29,437,000

Less valuation allowance	(34,048,000)	(29,291,000)

Net deferred tax assets	88,000	146,000

Deferred tax liabilities:
Investments in unconsolidated partnerships	(88,000)	(146,000)

Net deferred tax assets	$—	$—

11. Income Taxes (continued)
The valuation allowance for deferred tax assets as of December 29, 2005 and December 30, 2004 was $34,048,000 and $29,291,000, respectively. The change in the valuation allowance of $4,757,000 relates primarily to the deferral of interest deductions related to debt obligations. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Based upon the level of historical taxable income and projections for future taxable income over the periods which the deferred tax assets are deductible, management believes it is more likely than not the Company will not realize the benefits of these deductible differences, net of the existing valuation allowance at December 29, 2005.
The Company has federal net operating loss carryforwards totaling approximately $24,897,000 and $27,023,000 at December 29, 2005 and December 30, 2004, respectively, which begin to expire in 2012.
The Company has state net operating loss carryforwards totaling approximately $16,952,000 and $17,780,000 at December 29, 2005 and December 30, 2004, respectively, which begin to expire in 2006.
As a result of the acquisition of FIV in 1997, FIV experienced an ownership change as defined in Section 382 of the Internal Revenue Code. As a result of the ownership change, utilization of the majority of the federal and state net operating loss carryforwards applicable to FIV are limited to approximately $650,000 and $330,000, respectively per year.
Approximately $21,208,000 of the Company’s federal net operating losses (including FIV described above) can be utilized without such limitation and approximately $14,118,000 of the Company’s state net operating losses (including FIV described above) can be utilized without limitation.
Additionally, the Company has FICA tax credit carryforwards totaling approximately $4,502,000 and $3,442,000 at December 29, 2005 and December 30, 2004, respectively, which begin to expire in 2018.

12. Shareholders’ Deficit
As of December 29, 2005, the Company has two classes of stock: preferred stock (Preferred Stock) and Class A common stock (Common Stock). The Company is authorized to issue 200,000 shares of Preferred Stock, par value $0.001 per share, with an initial stated value of $1,669 (the Stated Value) per share which shall be adjusted accordingly for any conversion, exchange, stock split, combination, dividend or other reclassification, consolidation, reorganization, recapitalization or similar transaction, as defined. The preferences, privileges, and restrictions granted or imposed on the Preferred Stock per the Certificate of Designations, Preferences, and Rights of Preferred Stock of Wilshire Restaurant Group, Inc. (the Certificate) are outlined below.
Dividend Rights
The holders of shares of Preferred Stock shall not be entitled to receive dividends and distributions, other than (i) if the Company at any time proposes to pay a dividend (or make any other distribution) on the Common Stock, other than a distribution of additional shares of Common Stock, the Company shall pay a concurrent dividend (or make a concurrent distribution) to holders of Preferred Stock such that, with respect to each share of Preferred Stock, the holders of shares of Preferred Stock shall receive a dividend or distribution equal to 19 times the per share dividend paid (or distribution made) with respect to each share of Common Stock. In any such case, the Company shall declare a dividend or distribution on the Preferred Stock at the same time that it declares a dividend or distribution on the Common Stock and shall establish the same record date for the dividend or distribution on the Preferred Stock as is established for such dividend or distribution on the Common Stock.
Liquidation Rights
In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of shares of Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any other class of stock of the Company ranking senior to the Preferred Stock upon liquidation, dissolution or winding-up (the Senior Stock) in respect of such stock, but before any payment shall be made to the holders of Common Stock or other capital stock of the Company ranking junior to the Preferred Stock upon liquidation, dissolution or winding up (the Junior Stock), an amount per share equal to the Stated Value, plus all accrued but unpaid dividends, if any.

12. Shareholders’ Deficit (continued)
Liquidation Rights (continued)
Upon such liquidation, dissolution or winding up of the Company, if the remaining assets of the Company available for distribution to stockholders after payment in full of amounts required to be paid or distributed to holders of Senior Stock shall be insufficient to pay the holders of shares of Preferred Stock and the holders of shares of capital stock of the Company ranking on a parity with the Preferred Stock (the Parity Stock) upon liquidation, dissolution or winding up the full amount to which they shall be entitled, the holders of shares of Preferred Stock and shares of Parity Stock shall share ratably in any distribution of the remaining assets and funds of the Company in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.
Voting Rights
The holders of shares of Preferred Stock shall not have any voting rights.
Redemption Rights
The Preferred Stock shall be redeemable at the option of the Company’s board of directors at any time from time to time for cash at a redemption price per share equal to the Stated Value, plus all accrued but unpaid dividends, if any.

12. Shareholders’ Deficit (continued)
Warrants
Warrants to purchase the Company’s shares are outstanding with the following terms as of December 29, 2005:

Security	Shares	Exercise
Subject to	Subject to	Price Per	Grant		Fair Value
Warrants	Warrants	Share	Date	Expiration	of Warrants	Purpose

Common Stock	13,800.3	$0.01	07/22/04	07/22/14	$—	Financing agreement
Preferred Stock	13,800.3	$0.01	07/22/04	07/22/14	$1,454,000	Financing agreement
Common Stock	699.4	$0.01	01/01/05	07/22/14	$—	Financing agreement
Preferred Stock	699.4	$0.01	01/01/05	07/22/14	$—	Financing agreement
Common Stock	699.4	$0.01	07/01/05	07/22/14	$—	Financing agreement
Preferred Stock	699.4	$0.01	07/01/05	07/22/14	$—	Financing agreement

Total	30,398.2				$1,454,000

The Company recorded the fair value of warrants issued in connection with the Credit Facility as equity and as a discount to the related amounts payable and is amortizing the discount to interest expense over the terms of the financing arrangements using the interest method of amortization. The fair value of each warrant was calculated using the Black-Scholes pricing model with the following assumptions: volatility of 60.8%, expected life equal to the contractual life of 10 years, exercise price of $0.01, stock price of $0.01 and $139.86 for Common Stock and Preferred Stock, respectively, no dividend yield and a risk-free interest rate of 4.5%. The stock prices used in the calculation are net of a 30% liquidity discount to reflect the fact that the underlying shares to be issued upon exercise are unregistered and as such, cannot be sold or transferred until registered. The Black-Scholes fair value of each warrant was then discounted to reflect the dilutive impact that the exercise of the warrants would have on the value of the Company’s stock.
The Company recorded $468,000 and $195,000 of interest expense for the years ended December 29, 2005 and December 30, 2004, respectively, as a result of amortization of the debt discounts from the 2004 issuance of warrants. Additionally, the Company recorded $514,000 of interest expense in fiscal 2004 related to the retiring of all previous warrants. (Note 8).

12. Shareholders’ Deficit (continued)
Warrants (continued)
The terms of the warrant contract allows for either the issuance of shares, or net share settlement, at the option of the warrant holder. Net share settlement reduces the shares issuable by a number of shares equal to the ratio of the total exercise price to the current market value of the underlying shares. In no case will the number of shares to be issued exceed the number of shares subject to the warrants.
Stock Option Plan
On November 12, 1999, the Company’s board of directors approved the 1999 Nonqualified Stock Option Plan (the 1999 Plan). The 1999 Plan authorized the grant of options to purchase shares of the Company’s Class A common stock, up to 12% of the number of fully diluted shares of Class A common stock outstanding at the time of the grant. The stock options are to be granted with a term of ten years and vest 25% per year commencing one year from the date of grant. The 1999 Plan is administered by the board of directors. There was no stock option activity under the 1999 Plan in fiscal 2005 and fiscal 2004.
13. Profit Sharing and Savings Plan
All employees with at least one year of service who have attained age 21 are eligible to participate in the Marie Callender Pie Shops, Inc. Employee Profit Sharing and Savings Plan (the Savings Plan), which is designed to be a qualified profit sharing and salary deferral program. Participants are able to contribute, on a pretax basis, up to 15% of their earnings to the Savings Plan (subject to certain limitations), which the Company may match at its discretion. The Company’s contributions are subject to a six-year vesting period. There were no matching contributions made by the Company during 2005 or 2004. The Company may also make discretionary profit sharing contributions to the Savings Plan on behalf of all Savings Plan participants. Such contributions also vest over a six-year period. The Company did not contribute to the Savings Plan during 2005 or 2004.

14. Store Closure Expenses, Asset Impairment, and Other
The composition of store closure expenses, asset impairment and other follows:

	December 29,	December 30,
	2005	2004

Store closure expenses	$1,286,000	$1,481,000
Impairment of property and equipment	1,303,000	1,495,000
Impairment of acquired franchise rights	—	77,000
Loss on disposition of property and equipment	200,000	209,000
Early extinguishment of capital lease obligations	(565,000)	—

	$2,224,000	$3,262,000

Activity within the store closure reserve has included the following:

	December 29,	December 30,
	2005	2004

Reserve for store closures at beginning of year	$2,635,000	$3,229,000
Net provision for closed stores	1,286,000	1,481,000
Utilization of reserve	(1,721,000)	(2,075,000)

Reserve for store closures at end of year	$2,200,000	$2,635,000

The Company recorded new store closure reserves on two units in the year ended December 29, 2005 totaling $424,000. There were no units added to the store closure reserve in the year ended December 30, 2004. These amounts represent management’s estimate of the net present value of remaining noncancelable lease payments for closed stores at the date of closure net of estimated sublease income and landlord contributions received and to be received, if any. In fiscal 2005, the Company’s management adjusted the closed store reserve based on updated information on sublease income resulting in a net additional reserve of $1,286,000. In fiscal 2004, the Company’s management adjusted the closed store reserve based on updated information on sublease income resulting in a net increase to the reserve of $1,481,000.

14. Store Closure Expenses, Asset Impairment, and Other (continued)
Additionally, the Company recognized impairment charges of $1,303,000 and $1,572,000, in fiscal years 2005 and 2004, respectively. These charges related to leasehold improvements, furniture, fixtures, equipment and acquired franchise rights for two new locations in the amount of $866,000 and ten previously impaired locations in the amount of $437,000 in 2005 and four new locations in the amount of $1,101,000 and ten previously impaired locations in the amount of $471,000 in 2004. The amount of impairment loss related to these assets was determined based on undiscounted future cash flows from operations as compared to the carrying amount of such assets.
15. Related Party Transactions
An officer of the Company is owner of five of the Company’s restaurant franchises. Included in receivables was $266 and $9,736 at December 29, 2005 and December 30, 2004, respectively, from these franchises related to franchise fees and rents. Franchise fee revenue from these franchises was $564,000 and $420,000 for the years ended December 29, 2005 and December 30, 2004, respectively.
During 1999, the Company issued notes receivable to certain executive officers totaling $920,000. Such notes receivable bear interest at 8.39% and are due and payable upon the earlier to occur of a change in ownership, as defined, or 10 years. The notes are classified as contra equity as they are secured by shares of the Company’s stock.
The Company entered into a management services agreement with Castle Harlan. Total management service fees earned by Castle Harlan were $1,840,000 in each of the years ended December 29, 2005 and December 30, 2004. Accrued Castle Harlan management service fees as of December 29, 2005 and December 30, 2004 were $9,200,000 and $7,360,000, respectively.
In 2003, the Company received proceeds from the issuance of convertible promissory notes to Castle Harlan totaling $2,700,000. The notes accrued interest at the rate of 5% per annum compounded semiannually. The notes converted to stock at the time of the Company’s refinancing on July 22, 2004. In conjunction with the note conversion, 3,482 shares of both preferred and common stock were issued to Castle Harlan. On July 22, 2004, Castle Harlan invested $3,900,000 as equity in the Company. In conjunction with this investment, 4,817 shares of both preferred and common stock were issued to Castle Harlan.

15. Related Party Transactions (continued)
Certain executives of the Company are investors in American Pie, LLC, which prepares and distributes Marie Callender frozen pies under a license agreement with the Company. During the years ended December 29, 2005 and December 30, 2004, the Company received licensing income of $1,369,000 and $1,105,000, respectively, from American Pie, LLC.
16. Contingencies
The Company is involved in certain litigation arising in the ordinary course of its business. Management, having consulted with its counsel, believes it has adequate legal defenses as to all lawsuits and claims and does not believe that they will materially affect the Company’s consolidated results of operations, consolidated financial position or cash flows.
In two class action lawsuits filed against the Company in 2004 (the Ventura lawsuits), plaintiffs seeking to represent a number of current and former employees at the Company’s California restaurants allege that the Company has violated wage and hour laws in California by failing to provide meal and rest breaks, taking improper cash deductions from employee wages and failing to pay required reporting time pay. A tentative settlement of the Ventura lawsuits was negotiated in late 2004, including establishment of a formula by which authorized claimants would be paid in settlement of their claims. The Company estimates that the Ventura claim payouts and related payments will total approximately $1.2 million. This amount is included in accrued expenses on the balance sheet as of December 29, 2005 and December 30, 2004. While a hearing to tentatively approve the settlement was pending, a third lawsuit (the Orange County lawsuit) was received, in which wage and hour violations substantially similar to the Ventura lawsuits are alleged. The filing of that lawsuit has resulted in the temporary postponement of the preliminary approval of the settlement. The Company is opposing efforts by the Orange County attorneys to challenge the Ventura settlement through, among other things, judicial coordination of all three cases.
A state court has recently approved the settlement proposal and a final hearing is scheduled for July 2006 to work out the details of distributing the settlement. The approved settlement proposal will total approximately $1.2 million.

Report of Independent Auditors
The Board of Directors
Wilshire Restaurant Group, Inc.
We have audited the accompanying consolidated balance sheets of Wilshire Restaurant Group, Inc. and subsidiaries as of December 30, 2004 and December 25, 2003 and the related consolidated statements of operations, shareholders’ deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal controls over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Wilshire Restaurant Group, Inc. and subsidiaries as of December 30, 2004 and December 25, 2003 and the consolidated results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.
As described in Note 3, “Restatement of Previously Issued Financial Statements,” the Company has restated previously issued financial statements as of December 25, 2003 and for the year then ended and the beginning accumulated deficit as of December 26, 2002.
/s/ Ernst & Young LLP
Irvine, California
May 9, 2005

Wilshire Restaurant Group, Inc.
Consolidated Balance Sheets

	December 30,	December 25,
	2004	2003

		(restated)
Assets
Current assets:
Cash	$1,799,000	$3,106,000
Accounts receivable, less allowance for doubtful accounts of $76,000 at December 30, 2004 and $347,000 at December 25, 2003	3,809,000	6,026,000
Inventories	3,707,000	3,463,000
Prepaids and other assets	1,116,000	1,072,000

Total current assets	10,431,000	13,667,000

Property, equipment, and improvements:
Buildings	10,228,000	10,228,000
Restaurant and other equipment	64,845,000	67,528,000
Leasehold improvements	42,355,000	42,806,000
Construction in progress	1,649,000	1,008,000

	119,077,000	121,570,000
Less accumulated depreciation and amortization	(80,310,000)	(78,170,000)

	38,767,000	43,400,000

Investments in unconsolidated partnerships	340,000	387,000

Minority interests of consolidated partnerships	111,000	—

Other assets, net	6,810,000	3,208,000

Total assets	$56,459,000	$60,662,000

	December 30,	December 25,
	2004	2003

		(restated)
Liabilities and shareholders’ deficit
Current liabilities:
Accounts payable	$9,586,000	$12,748,000
Accrued expenses	25,763,000	21,756,000
Current portion of reserve for store closures	928,000	908,000
Current portion of long-term debt	2,400,000	2,600,000
Current portion of obligations under capital leases	727,000	1,016,000

Total current liabilities	39,404,000	39,028,000

Long-term debt, excluding current portion	97,242,000	89,057,000
Long-term obligations under capital leases, excluding current portion	7,872,000	8,600,000
Deferred rent	4,904,000	5,273,000
Reserve for store closures — noncurrent	1,707,000	2,321,000
Unfavorable lease interests	740,000	813,000
Minority interests of consolidated partnerships	—	305,000
Convertible promissory notes	—	2,700,000

Commitments and contingencies

Shareholders’ deficit:
Preferred stock, $0.001 par value; 200,000 shares authorized in 2004 and 2003; 42,153 and 33,854 shares issued and outstanding in 2004 and 2003, respectively	63,277,000	56,557,000
Class A common stock, $0.001 par value; 200,000 authorized in 2004 and 2003; 42,153 and 33,854 shares issued and outstanding in 2004 and 2003, respectively	—	—
Capital in excess of par value	9,659,000	8,205,000
Treasury stock	(137,000)	(137,000)
Notes secured by stock	(1,205,000)	(1,113,000)
Accumulated deficit (including $109,000,000 related to leveraged recapitalization transactions)	(167,004,000)	(150,947,000)

Total shareholders’ deficit	(95,410,000)	(87,435,000)

Total liabilities and shareholders’ deficit	$56,459,000	$60,662,000

See accompanying notes.

Wilshire Restaurant Group, Inc.
Consolidated Statements of Operations

	December 30,	December 25,
	2004	2003

		(restated)
Revenues
Food and beverage sales	$228,318,000	$218,567,000
Franchise and license fees	8,662,000	8,209,000
Rental and other income	735,000	679,000

	237,715,000	227,455,000

Costs and expenses
Salaries and wages	79,123,000	75,536,000
Food and beverage	76,326,000	73,169,000
General and administrative	49,568,000	47,230,000
Interest	19,665,000	15,317,000
Occupancy costs	14,969,000	14,374,000
Depreciation and amortization	8,312,000	8,826,000
Store closure expenses, asset impairment and other	3,262,000	3,530,000
Management service fees	2,021,000	2,100,000
Minority interests	459,000	645,000
Preopening costs	41,000	68,000

	253,746,000	240,795,000

Loss before income taxes	(16,031,000)	(13,340,000)

Income tax (expense) benefit	(26,000)	899,000

Net loss	$(16,057,000)	$(12,441,000)

See accompanying notes.

Wilshire Restaurant Group, Inc.
Consolidated Statements of Shareholders’ Deficit

			Class A		Capital in
	Preferred Stock		Common Stock		Excess of	Treasury	Notes Secured	Accumulated
	Shares	Amount	Shares	Amount	Par Value	Stock	By Stock	Deficit	Total

Balance — December 26, 2002	33,765	$56,557,000	33,765	$—	$8,205,000	$(118,000)	$(1,027,000)	$(136,652,000)	$(73,035,000)
Prior year restatement (Note 3)	—	—	—	—	—	—	—	(1,854,000)	(1,854,000)

Balance — December 26, 2002, as restated	33,765	56,557,000	33,765	—	8,205,000	(118,000)	(1,027,000)	(138,506,000)	(74,889,000)
Accrued interest on notes secured by stock	—	—	—	—	—	—	(86,000)	—	(86,000)
Stock repurchase	(23)	—	(23)	—	—	(19,000)	—	—	(19,000)
Stock issuance	112	—	112	—	—	—	—	—	—
Net loss, as restated	—	—	—	—	—	—	—	(12,441,000)	(12,441,000)

Balance — December 25, 2003	33,854	56,557,000	33,854	—	8,205,000	(137,000)	(1,113,000)	(150,947,000)	(87,435,000)
Accrued interest on notes secured by stock	—	—	—	—	—	—	(92,000)	—	(92,000)
Stock issuance	8,299	6,720,000	8,299	—	—	—	—	—	6,720,000
Warrant issuance	—	—	—	—	1,454,000	—	—	—	1,454,000
Net loss	—	—	—	—	—	—	—	(16,057,000)	(16,057,000)

Balance — December 30, 2004	42,153	$63,277,000	42,153	$—	$9,659,000	$(137,000)	$(1,205,000)	$(167,004,000)	$(95,410,000)

See accompanying notes.

Wilshire Restaurant Group, Inc.
Consolidated Statements of Cash Flows

	December 30,	December 25,
	2004	2003

		(restated)
Operating activities
Net loss	$(16,057,000)	$(12,441,000)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	8,312,000	8,826,000
Accrued and unpaid interest	11,444,000	8,375,000
Amortization of deferred financing costs	1,563,000	787,000
Store closure expense	1,481,000	2,068,000
(Reduction in) provision for losses on receivables	(97,000)	121,000
Loss on disposition of property and equipment	209,000	242,000
Impairment of property and equipment	1,495,000	605,000
Impairment of acquired franchise rights	77,000	515,000
Net amortization of lease interests	(73,000)	(84,000)
Minority interests	459,000	645,000
Equity in net loss of unconsolidated partnerships	9,000	43,000
Distributions from unconsolidated partnerships	38,000	55,000
Changes in operating assets and liabilities:
Accounts receivable	2,314,000	(1,934,000)
Inventories	(244,000)	(186,000)
Prepaids and other current assets	(44,000)	(149,000)
Income tax receivable	—	580,000
Other assets	(5,432,000)	(329,000)
Accounts payable	(3,162,000)	469,000
Accrued expenses	4,007,000	936,000
Deferred rent	(369,000)	(165,000)
Reserve for store closures	(2,075,000)	(1,458,000)

Net cash provided by operating activities	3,855,000	7,521,000

Investing activities
Capital expenditures	(5,681,000)	(6,108,000)
Proceeds from sale of property and equipment	488,000	12,000

Net cash used in investing activities	(5,193,000)	(6,096,000)

	December 30,	December 25,
	2004	2003

		(restated)
Financing activities
Borrowings of long-term debt	$40,000,000	$—
Repayment of long-term debt	(41,988,000)	(6,250,000)
Accrued interest on convertible promissory notes	120,000	2,700,000
Repayments on revolving credit facility, net	(17,000)	3,900,000
Repayment of capital lease obligations, net	(1,017,000)	(1,327,000)
Distributions to minority interests	(875,000)	(692,000)
Equity contribution	3,900,000	—
Accrued interest on notes secured by stock	(92,000)	(86,000)
Stock repurchase	—	(19,000)

Net cash provided by (used in) financing activities	31,000	(1,774,000)

Net decrease in cash	(1,307,000)	(349,000)

Cash at beginning of year	3,106,000	3,455,000

Cash at end of year	$1,799,000	$3,106,000

Supplemental disclosures of cash flow information
Cash paid for interest	$6,220,000	$7,083,000

Cash paid (received) for income taxes, net	$46,000	$(590,000)

Noncash investing and financing activities
Conversion of convertible promissory notes to preferred stock	$2,820,000	$—

Issuance of warrants in connection with financing	$1,454,000	$—

Noncash capital lease additions	$—	$(3,015,000)

See accompanying notes.

Wilshire Restaurant Group, Inc.
Notes to Consolidated Financial Statements
December 31, 2004 and 2003
1. Organization
Wilshire Restaurant Group, Inc. (the Company or WRG), a Delaware corporation, owns 100% of the outstanding common stock of Marie Callender Pie Shops, Inc. (MCPSI), a California corporation. MCPSI owns and operates restaurants and has granted franchises under the name Marie Callender’s and Marie Callender’s Grill. MCPSI also owns 100% of the outstanding common stock of M.C. Wholesalers, Inc., a California corporation. M.C. Wholesalers, Inc. operates a commissary that produces bakery goods. MCPSI also owns 100% of the outstanding common stock of FIV Corp. (FIV), a Delaware corporation. FIV Corp. owns and operates one restaurant under the name East Side Mario’s. On November 12, 1999, Castle Harlan Partners III, L.P. (Castle Harlan) acquired the Company through the purchase of a majority interest in the newly issued Class A common stock and preferred stock.
Marie Callender’s restaurants are mid-priced, casual-dining restaurants specializing in the sale of pie and other bakery items, operating primarily in the western United States. The Marie Callender’s Grill restaurant is a mid-priced casual dining restaurant specializing in grilled meats and seafood while offering bakery items as well, and is located in Seal Beach, California. The East Side Mario’s restaurant is a mid-priced Italian restaurant operating in Lakewood, California.
At December 30, 2004, 143 restaurants were operated under the Marie Callender’s name, one under the Marie Callender’s Grill name, and one under the East Side Mario’s name. 81 Marie Callender restaurants are wholly owned, 48 are franchises and 14 are partnership locations. The other partners in the co-owned restaurants consist primarily of restaurant managers and former employees. The Company has less than a 50% ownership in two of the partnership restaurants and a 57% to 95% ownership in the remaining 12 locations. The East Side Mario’s restaurant is wholly owned and the Marie Callender’s Grill is franchised.
During 2003, Castle Harlan contributed $2,700,000 in the form of convertible promissory notes to the Company to finance restaurant remodels (Note 9). On July 22, 2004, the Company refinanced its senior debt and at that time the convertible promissory notes were converted to equity.
Also on July 22, 2004, Castle Harlan invested $3,900,000 of additional equity in the Company to finance restaurant remodels and general working capital purposes (Note 8).

2. Operations and Liquidity
The Company generated a net loss of $16,057,000 and $12,441,000 in fiscal 2004 and 2003, respectively, and had an accumulated deficit of $167,004,000 (of which $109,000,000 related to leverage recapitalization transactions) as of December 30, 2004. Additionally, the Company had a working capital deficit of $28,973,000 as of December 30, 2004. Historically, the Company’s operations have been funded from operating cash flows and borrowings under bank credit facilities.
In an effort to reverse previous earnings and cash flow declines, new senior management was brought into the Company in late 2001 through early 2003. During this time menu selections have been updated, while the traditional Marie Callender’s favorites continue to be offered. Also, a restaurant remodeling program was initiated in 2002 in order to update the look and appeal of many of the Company’s older facilities. There have been 18 restaurants remodeled as of December 30, 2004. Other programs have been introduced to build sales, such as the introduction of new menu items, introduction of a specialty pie program to reduce discounting, promotion of the to-go program, upgrading the bakery display to enhance the visual appeal, and refocusing employee training toward the critical elements of guest satisfaction. Concurrently, restaurant controls have been enhanced through the introduction of state-of-the-art point of sale systems throughout the Company (completed in October 2004), utilizing technology in managing labor costs, and upgrading food cost controls. Finally, many overhead positions that were not deemed critical to the successful operations of the restaurants have been eliminated. Based on the success to date of these and other sales building and cost-reduction initiatives, management believes that the Company will continue as a going concern.
During 2003, the Company was in violation of several debt covenants. These violations resulted in significantly higher interest rates. On July 22, 2004, the Company entered into an agreement with two financial institutions to refinance its existing debt under a new $55,000,000 credit facility. The facility provides for a revolving line of credit and Term A and B loan facilities. The new credit facility provides for a number of more favorable terms, including a more favorable principal repayment schedule, reduced interest rates and financial and other covenants (Note 8).
3. Restatement of Previously Issued Financial Statements
The Company began a review of its lease accounting policies following announcements in December 2004 that several restaurant companies were revising their accounting practices for leases. As a result of the review, the Company changed its accounting for leases in 2004 and restated its historical consolidated financial statements to correct errors in its lease accounting policies. The restatement adjustments are noncash and had no impact on revenues or net cash flows.

3. Restatement of Previously Issued Financial Statements (continued)
The changes to the lease accounting policies fall into several different categories, as follows:
Rent Holiday
Historically, the Company calculated and recognized straight-line rent expense (normalized rent) from the rent commencement date, pursuant to the lease agreement, through the end of the initial lease term. The Company has determined that in accordance with Statement of Financial Accounting Standards (SFAS) No. 13, Accounting for Leases (SFAS No. 13), it should have included the rent holiday period, which is defined as the date when the Company took possession of the property (generally, the date the tenant improvements begin) until the stated rent commencement date pursuant to the lease agreement. Normalized rent recorded from date of possession through the date the restaurant opens for operations has been recorded to preopening expense. Once the restaurant has opened, the Company records the normalized rent over the lease term, plus contingent rent to the extent it exceeded minimum cash rent pursuant to the lease agreement.
Landlord Contributions
The Company often receives landlord contributions of monies to offset the costs of constructing structural components for the leased property. These monies generally are direct cash reimbursements. Historically, the Company has netted these reimbursements against the cost incurred by the Company for the structural components and depreciated the net amount over the lease term. In accordance with SFAS No. 13, Emerging Issues Task Force (“EITF”) No. 97-10, The Effect of Lessee Involvement in Asset Construction (EITF No. 97-10), and SFAS No. 98, Accounting for Leases: Sale-Leaseback Transactions Involving Real Estate, Sales-Type Leases of Real Estate, Definition of the Lease Term, and Initial Direct Costs of Direct Financing Leases (SFAS No. 98), the Company should have accounted for each operating lease where the Company met the criteria of EITF No. 97-10 for being the deemed owner of the structural components of the building during the construction period and should have recorded amounts paid for those components as construction-in-progress, and the associated landlord construction contributions as a deemed landlord financing liability. Upon completion of construction, for those leases that qualified for sale-leaseback treatment in accordance with SFAS No. 98, the Company should have removed the deemed landlord financing liability and the associated

3. Restatement of Previously Issued Financial Statements (continued)
Landlord Contributions (continued)
construction-in-progress, and the difference should have been reclassified to prepaid or deferred rent and amortized over the lease term as an increase or decrease to rent expense. For those leases that did not qualify for sale-leaseback treatment in accordance with SFAS No. 98, the Company should have amortized the deemed landlord financing liability, using the effective interest method, over the lease term based on the rent payments designated in the lease agreement.
Subordinated Debt
During 2003, the Company was not in compliance with certain debt covenants related to its subordinated debt agreement. As a result of the covenant violation, the subordinated debt was subject to a higher interest rate. The higher interest rate resulted in a $928,000 increase in the Company’s long-term debt and interest expense for the year ended December 25, 2003.
The Company restated its consolidated balance sheet as of December 25, 2003 and its consolidated statements of operations, shareholders’ deficit and cash flows for the year ended December 25, 2003. The adjustments associated with the above corrections in its accounting for leases and debt increased net loss by $858,000 for the year ended December 25, 2003. These adjustments also resulted in a $1,854,000 increase in accumulated deficit as of December 26, 2002.

3. Restatement of Previously Issued Financial Statements (continued)
The impacts of these restatements on the consolidated financial statements are summarized below:
Fiscal Year 2003:

	Previously
	Reported	Adjustments	As Restated
Balance sheet data
Leasehold improvements	$37,544,000	$5,262,000	$42,806,000
Accumulated depreciation and amortization	(76,044,000)	(2,126,000)	(78,170,000)
Net property, equipment, and improvements	40,264,000	3,136,000	43,400,000
Total assets	57,526,000	3,136,000	60,662,000
Accrued expenses	22,109,000	(353,000)	21,756,000
Total current liabilities	39,381,000	(353,000)	39,028,000
Long-term debt, excluding current portion	88,129,000	928,000	89,057,000
Deferred rent	355,000	4,918,000	5,273,000
Accumulated deficit	(148,235,000)	(2,712,000)	(150,947,000)
Total shareholders’ deficit	(84,723,000)	(2,712,000)	(87,435,000)
Total liabilities and shareholders’ deficit	57,526,000	3,136,000	60,662,000

Statement of operations data
Occupancy costs	15,164,000	(790,000)	14,374,000
Interest	13,990,000	1,327,000	15,317,000
Depreciation and amortization	8,505,000	321,000	8,826,000
Total costs and expenses	239,937,000	858,000	240,795,000
Loss before income taxes	(12,482,000)	(858,000)	(13,340,000)
Net loss	(11,583,000)	(858,000)	(12,441,000)

Statement of cash flows data
Net loss	(11,583,000)	(858,000)	(12,441,000)
Depreciation and amortization	8,505,000	321,000	8,826,000
Accrued and unpaid interest	7,447,000	928,000	8,375,000
Accrued expenses	1,162,000	(226,000)	936,000
Deferred rent	—	(165,000)	(165,000)

4. Summary of Significant Accounting Policies
Consolidation
The accompanying consolidated financial statements of the Company include the account balances and transactions of Wilshire Restaurant Group, Inc., its wholly owned subsidiaries, and its investments in restaurant partnerships in which it exercises control of the operations. All significant intercompany transactions have been eliminated in consolidation. The Company’s investments in other partnerships are accounted for using the equity method.
Use of Estimates
The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.
Reporting Year
The Company operates under a 52/53-week fiscal year ending on the last Thursday of the calendar year. There were 53 weeks in fiscal year 2004 and 52 weeks in fiscal year 2003.
Cash and Cash Equivalents
The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.
The Company maintains cash balances at financial institutions that are in excess of FDIC insurance coverage limits.
Accounts Receivable
Accounts receivable consists primarily of franchise fees, sublease rent, commissary product invoicing and credit card receivables. Credit losses are provided for in the consolidated financial statements and have generally been within management’s expectations.
Inventories
Inventories consist primarily of food and beverage products and are stated at the lower of cost (first-in, first-out) or market.

4. Summary of Significant Accounting Policies (continued)
Property, Equipment, Improvements, Unfavorable Lease Interests and Depreciation and Amortization
Property, equipment and improvements are recorded at cost. Expenditures that materially extend property lives are capitalized. The cost of maintenance, repairs and replacing china, glassware, utensils, etc., is charged to expense as incurred.
Unfavorable lease interests consist of the net of favorable and unfavorable lease interests representing the amount by which the estimated fair value of certain lease interests (as of the date acquired) exceed or are less than the related obligation, respectively. Such amounts are recognized as an increase or a reduction in occupancy costs, respectively, over the individual lease terms.
Depreciation and amortization is provided using the straight-line method over the following estimated useful lives:

Buildings	20 to 40 years (limited to term of lease)
Restaurant and other equipment	3 to 10 years (limited to term of lease)
Leasehold improvements	10 to 40 years (limited to term of lease)
Other Assets
Other assets consist of the following:

	December 30,	December 25,
	2004	2003
		(restated)
Acquired franchise rights	$6,890,000	$6,497,000
Security deposits	3,164,000	399,000
Deferred financing costs	2,313,000	1,325,000
Liquor licenses	1,006,000	1,004,000
Design prototype	781,000	716,000

	14,154,000	9,941,000
Accumulated amortization	(7,344,000)	(6,733,000)

Other assets, net	$6,810,000	$3,208,000

4. Summary of Significant Accounting Policies (continued)
Other Assets (continued)
Acquired franchise rights represent the excess of costs incurred over assets acquired related to franchise stores acquired by the Company. Such costs are amortized on the straight-line basis over their estimated benefit period of 15 years. Security deposits primarily represent collateral on outstanding insurance claims as well as restaurant lease deposits. Financing costs are incurred by the Company in connection with its long-term debt. Such costs are being amortized on a straight-line basis over the term of the long-term debt. In connection with the refinancing in July 2004, approximately $747,000 of net deferred financing costs from the prior debt was written off in 2004 and approximately $2,551,000 of financing costs was capitalized in 2004 (Note 8).
Long-Lived Assets
Long-lived assets and certain identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. The Company’s assessment of recoverability of long-lived assets is performed at the restaurant level.
Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.
Lease Obligations
The Company leases all of its restaurants locations. At the inception of the lease, each property is evaluated to determine whether the lease should be accounted for as an operating or capital lease. For leases that include rent escalations, the Company records the rent payable, on a straight-line basis over the term of the lease (including the “rent holiday” period beginning upon possession of the premises) and records the difference between the minimum rents paid and the straight-line rent as deferred rent.
Certain leases contain provisions that require additional rental payments based upon restaurant sales volume (“contingent rentals”). Contingent rentals are accrued each period as the liabilities are incurred.

4. Summary of Significant Accounting Policies (continued)
Lease Obligations (continued)
It is the Company’s policy to record rent expense from possession date through construction completion as a pre-opening expense. Once a restaurant opens for business, the Company records the straight-line rent over the lease term plus contingent rent, to the extent it exceeded minimum rent per the lease agreement, as rent expense.
Reserve for Store Closures
Reserve for store closures represents management’s estimate of the expected net present value of future obligations for restaurants that have been closed.
Self-Insurance Reserves
The Company self-insures a significant portion of its health, workers’ compensation, and general liability obligations. The Company maintains stop-loss coverage with third party insurers to limit its total exposure. The accrued liabilities associated with these programs are based on estimates of ultimate costs to be incurred to settle known claims and claims incurred but not reported as of the balance sheet dates. The estimated liability is discounted and is based on a number of assumptions and factors, including historical trends, actuarial assumptions and economic conditions. If actual trends, including the severity or frequency of claims, differ from these estimates, the financial results of the Company may be impacted.
Revenue Recognition
Revenue for food and beverage sales at restaurants is recognized when services are rendered. Commissary revenues are recognized when bakery products are manufactured and shipped. Franchise royalties and licensing fee income is recognized when earned. Revenue from the sale of gift certificates is deferred and recognized upon redemption of the gift certificates.
Franchise Operations
Initial fees related to sales or renewals of franchises are recognized when the Company has performed substantially all of its obligations under the franchise agreement, typically upon opening of the restaurant. Recurring franchise royalties are based on a percentage of the franchisees’ reported gross sales and are recognized as revenue when earned.

4. Summary of Significant Accounting Policies (continued)
Stock-Based Compensation
The Company accounts for stock-based compensation using the intrinsic-value method. Accordingly, compensation cost for stock options is measured as the excess, if any, of the fair value of the Company’s stock at the date of the grant over the amount an employee must pay to acquire the stock. No stock-based compensation cost is reflected in the results of operations of the Company, as all options granted had an exercise price that was not less than management’s estimate of the fair value of the underlying common stock on the date of grant.
Pre-opening Costs
Costs incurred in connection with the opening of a restaurant such as management salaries, staff training, imputed straight-line rent and promotion of new store openings are expensed as incurred.
Advertising Costs
The Company expenses advertising costs upon first showing. Advertising expense was $5,890,000 and $5,103,000 for the years ended December 30, 2004 and December 25, 2003, respectively. This expense is reported as general and administrative expense on the consolidated statements of operations.
Income Taxes
Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances will be established when necessary to reduce deferred tax assets to the amounts expected to be realized.

4. Summary of Significant Accounting Policies (continued)
Fair Values of Financial Instruments
Fair values of cash, accounts receivable, notes receivable, accounts payable, and accrued expenses approximate cost due to the short period of time to maturity. The carrying value of the Credit Facility, as defined (Note 8), approximates fair value because interest rates on these instruments change with market interest rates. The carrying value of the Subordinated Term Loan, as defined (Note 8), approximates fair value as the fixed interest rate approximates rates offered to the Company for a loan of similar terms at December 30, 2004 and December 25, 2003.
Derivative Financial Instruments
The Company’s financial instruments are subject to the provision of SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities (SFAS No. 133) and are limited to its interest rate swap. This swap did not qualify for the hedge accounting provisions of SFAS No. 133. The interest rate swap expired in June 2003.
Segment Information
The Company manages its operations by restaurant. The Company has aggregated its operations into one reportable segment.
Recent Account Pronouncements
In December 2004, the Financial Accounting Standards Board (FASB) issued SFAS No. 123 (revised 2004), Share-Based Payment (SFAS 123R). SFAS 123R will require the Company to expense share-based payments, including employee stock options, based on their fair value. The Company is required to adopt the provisions of SFAS 123R effective as of the beginning of its fiscal year 2006. SFAS 123R provides alternative methods of adoption which include prospective application and a modified retroactive application. The Company is currently evaluating the financial impact, including the available alternatives of adoption, of SFAS 123R.
In November 2004, the FASB issued SFAS No. 151, Inventory Costs (SFAS 151). The Company is required to adopt the provisions of SFAS 151, on a prospective basis, as of January 1, 2006. SFAS 151 clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material. SFAS 151 requires that those items, if abnormal, be

4. Summary of Significant Accounting Policies (continued)
Recent Account Pronouncements (continued)
recognized as expenses in the period incurred. In addition, SFAS 151 requires the allocation of fixed production overheads to the costs of conversions based upon the normal capacity of the production facilities. The Company has not yet determined what effect SFAS 151 will have on its earnings and financial position.
5. Investments in Unconsolidated Partnerships
At December 30, 2004, the Company had investments in two partnerships that operate Marie Callender restaurants with ownership interests of 30% and 75%, respectively. The Company does not exercise control with respect to the operations of these partnerships. Investments in unconsolidated partnerships are accounted for using the equity method. The excess of the cost basis of the investments over the Company’s share of the historical net assets of the two partnerships at the date of acquisition was $862,000 and is being recognized as a reduction to equity in net income of unconsolidated partnerships over the estimated benefit periods of 10 and 15 years. Accumulated amortization was $733,000 and $681,000 at December 30, 2004 and December 25, 2003, respectively.

6. Accrued Expenses
Accrued expenses were as follows:

	December 30,	December 25,
	2004	2003
		(restated)
Management fees	$7,360,000	$5,520,000
Payroll and related expenses	5,165,000	4,374,000
Insurance (health, workers’ compensation and general liability)	3,882,000	3,941,000
Gift certificates	3,739,000	3,711,000
Sales and use taxes	1,415,000	1,152,000
Legal accrual	1,361,000	85,000
Percentage rent	693,000	748,000
Accrued interest payable	487,000	434,000
Deferred income	440,000	734,000
Credit card fees	222,000	231,000
Property taxes payable	202,000	244,000
Income taxes payable	26,000	43,000
Other	771,000	539,000

Total accrued expenses	$25,763,000	$21,756,000

7. Leasing Activities
General
The Company conducts most of its operations using leased restaurant facilities under leases that expire on various dates through 2042. The leases have initial terms ranging from 1 to 55 years and in certain instances provide for renewal options ranging from 5 to 25 years. Most of the leases require additional rental payments by the Company if sales volumes at the related restaurants exceed specified levels. Most of the lease agreements require payment of taxes, insurance, and maintenance costs by the Company.
In connection with certain leases involving restaurants operated by franchisees, the Company, as prime lessee, has entered into sublease agreements for restaurant facilities that have terms similar to the related prime leases. The Company’s obligation to pay rent, taxes, insurance, and maintenance costs under the prime leases is passed through to the related sublessees.

7. Leasing Activities (continued)
Capital Leases
The net book value of property, equipment, and improvements held under capital leases was $6,639,000 and $7,509,000 at December 30, 2004 and December 25, 2003, respectively (accumulated amortization was $3,589,000 and $2,719,000 as of December 30, 2004 and December 25, 2003, respectively). Amortization of assets held under capital leases is included in depreciation and amortization in the accompanying consolidated financial statements.
Future annual minimum lease payments under capital lease obligations together with the present value of the net minimum lease payments as of December 30, 2004 are as follows:

2005	$1,753,000
2006	1,655,000
2007	1,485,000
2008	1,289,000
2009	1,252,000
Thereafter	29,634,000

37,068,000

Less amount representing interest	(28,469,000)

Present value of minimum lease payments	8,599,000

Less current portion of obligations under capital leases	(727,000)

Long-term obligations under capital leases, excluding current portion	$7,872,000

Capital lease assets with a net carrying value of $882,000 and $1,052,000 as of December 30, 2004 and December 25, 2003, respectively (accumulated depreciation of $3,707,000 and $3,537,000 as of December 30, 2004 and December 25, 2003, respectively), are leased to franchisees. Total net minimum lease payments have not been reduced by minimum sublease rentals of $2,161,000 which are expected to be received in the future under noncancelable subleases with franchisees whereby the sublease does not qualify as a capital lease.

7. Leasing Activities (continued)
Operating Leases
Future minimum rental payments (exclusive of additional rental based on sales volume, real estate taxes, utilities, maintenance, and insurance) and sublease rental receipts by year under operating leases that have initial or remaining noncancelable lease terms in excess of one year as of December 30, 2004 are as follows:

	Gross Rental	Sublease
	Payments	Rental Receipts	Net
2005	$14,046,000	$758,000	$13,288,000
2006	12,934,000	768,000	12,166,000
2007	11,172,000	587,000	10,585,000
2008	10,123,000	579,000	9,544,000
2009	8,797,000	579,000	8,218,000
Thereafter	42,209,000	1,433,000	40,776,000

	$99,281,000	$4,704,000	$94,577,000

Occupancy costs were as follows:

	December 30,	December 25,
	2004	2003
		(restated)
Minimum rentals	$10,830,000	$10,497,000
Contingent rentals	763,000	614,000
Real estate taxes, common area, and other costs	3,873,000	3,794,000
Less minimum sublease rentals	(424,000)	(447,000)
Net amortization of lease interests	(73,000)	(84,000)

	$14,969,000	$14,374,000

8. Long-Term Debt
Long-term debt consists of the following:

	December 30,	December 25,
	2004	2003
		(restated)
Secured Term Loan A, principal amounts due monthly in the amount of $200,000. Any unpaid principal amounts are due May 31, 2007. Interest is payable monthly; the rate of interest (7.75% at December 30, 2004) is equal to a base rate (bank prime rate) plus a base rate margin.	$13,637,000	$—
Secured Term Loan B, principal amounts due monthly in the amount of $200,000 commencing on the first day of the month after the date on which the Term Loan A has been repaid in full. All remaining unpaid amounts are due on May 31, 2007. Interest is payable monthly; the rate of interest (12.75% at December 30, 2004) is equal to a base rate (bank prime rate) plus a base rate margin.	25,000,000	—
$35 million Subordinated Term Loan, net of unamortized discount of $1,259,000 and $682,000 at December 30, 2004 and December 25, 2003, respectively; principal amount is due in full at June 29, 2007. Interest at 8% is due semi-annually. Additional noncash interest is compounded quarterly at 12% (effective July 22, 2004) per annum and due at maturity. Such accrued interest totaled $3,607,000 and $1,830,000 at December 30, 2004 and December 25, 2003, respectively.	57,114,000	47,132,000
Secured revolving credit facility, principal due May 31, 2007. Interest is payable monthly; credit facility bears interest (7.75% at December 30, 2004) at a base rate (bank prime rate) plus a base rate margin.	3,891,000	—

8. Long-Term Debt (continued)

	December 30,	December 25,
	2004	2003
		(restated)
Original Secured Credit Agreement including Term Loan A, Term Loan B and revolving credit facility refinanced July 22, 2004.	$—	$44,525,000

Long-term debt	99,642,000	91,657,000

Less current portion of long-term debt	(2,400,000)	(2,600,000)

Long-term debt, excluding current portion	$97,242,000	$89,057,000

Credit Facility
The Company’s original Credit Agreement provided for advances under a revolving line of credit of up to $20,000,000, a $25,000,000 term loan (Term Loan A) and a $35,000,000 term loan (Term Loan B). The Credit Facility was amended from time to time, and was refinanced on July 22, 2004.
On July 22, 2004, the Company entered into an agreement with new lenders to refinance its existing debt under a new $55,000,000 asset-based senior secured credit facility (the New Credit Facility). The New Credit Facility provides for a $15,000,000 revolving line of credit, including a letter of credit sub-facility, and a $15,000,000 Term Loan A and a $25,000,000 Term Loan B facility.
The Term Loan A is repayable in monthly installments of $200,000 with all the remaining unpaid amounts due on May 31, 2007. The Term Loan B is repayable in monthly installments of $200,000 on the first day of the month after the date on which the Term Loan A has been repaid in full with all the remaining unpaid amounts due on May 31, 2007. The term loans bear interest at a base rate (bank prime rate) plus a base rate margin. The base rate margin for the Term Loan A varies from 1% to 2.5%. The base rate margin for the Term Loan B varies from 4.5% to 7.5%. Interest on these loans is calculated based on a 360-day year.

8. Long-Term Debt (continued)
Credit Facility (continued)
The Company is also required to make mandatory principal prepayments on an annual basis equal to 50% of a defined excess cash flow amount which is applied first to the Term Loan A obligation and then to the Term Loan B obligation after the Term Loan A obligation has been satisfied. No principal prepayments related to a defined excess cash flow amount have been made to date.
The revolving line of credit is available up to a maximum amount of $15,000,000, less the amounts drawn for any letters of credit. As of December 30, 2004, the borrowing capacity on the revolving line of credit was $15,000,000, of which $6,825,000 was used for letters of credit. As of December 30, 2004, the Company had $4,284,000 available for borrowing under its revolving line of credit. The revolving line of credit expires on May 31, 2007. Advances under the revolving line of credit will bear interest at a base rate (bank prime rate) plus a base rate margin. The base rate margin varies according to the Company’s last 12 months’ adjusted cash flows. The Company is charged a fee equal to 4% per annum times the daily balance of the undrawn amount of all outstanding letters of credit.
The New Credit Facility also requires the Company to maintain certain financial covenants including minimum levels of EBITDA, a leverage ratio, a fixed charge coverage ratio, and a limitation on capital expenditures. As of December 30, 2004, the Company was not in violation of these covenants.
The Company has classified the current and long-term portions of the debt on its consolidated balance sheets to reflect the repayment terms on the New Credit Facility for the fiscal 2003 year.
Subordinated Debt
On June 29, 2000, the Company entered into a subordinated debt agreement (the Subordinated Term Loan) to borrow $35,000,000. Additionally, in connection with the Subordinated Term Loan, the Company issued 2,213 common stock and preferred stock warrants. The warrants have an exercise price of $1 per share and expire on June 29, 2010. The estimated fair value of the warrants of $3,886,000 has been recorded as an increase of capital in excess of par value with a corresponding discount to the carrying amount of the Subordinated Term Loan, which is being amortized over the term of the loan.

8. Long-Term Debt (continued)
Subordinated Debt (continued)
As a condition to amending the Subordinated Term Loan on May 31, 2001, the Company issued 456 preferred stock warrants and 456 Class A common stock warrants to certain lenders under the Subordinated Term Loan. The warrants have an exercise price of $1 per share and expire on May 31, 2011. The estimated fair value of these warrants of $801,000 has been recorded as an increase to capital in excess of par and as a discount on debt which is being amortized over the remaining term of the Subordinated Term Loan.
As conditions to amending the Subordinated Term Loan on July 22, 2004, the Company agreed to: (a) issue 13,800 preferred stock warrants and 13,800 Class A common stock warrants subject to the same terms as the warrants issued on May 31, 2001, to the lenders under the Subordinated Term Loan (Note 11); the original 2,669 preferred stock warrants and 2,669 common stock warrants issued as of May 31, 2001 were retired on July 22, 2004; (b) increase the rate of interest to 20% per annum, compounded quarterly, of which 8% is payable semi-annually (first payment due July 2005) and the remaining 12% is compounded quarterly and payable on the maturity date of the notes; (c) issue additional warrants, representing 1.25% of the fully diluted Class A common stock and 1.25% of the fully diluted preferred stock of the Company, if the Company is unable to make any semiannual interest payment when due. An additional condition to the amendment required Castle Harlan to make a $3,900,000 equity investment in the Company as of July 22, 2004 for working capital purposes. In conjunction with this additional investment, 4,816 shares of both preferred and common stock were issued to Castle Harlan. Scheduled principal maturities of long-term debt for fiscal years ending after December 30, 2004, adjusted for the terms of the New Credit Facility, are as follows:

2005	$2,400,000
2006	2,400,000
2007	94,842,000

$99,642,000

The Company incurred $815,000 and $767,000 in banking, legal and consulting fees during fiscal 2004 and 2003, respectively, associated with the issuance of the amendment and the July 22, 2004 refinancing, which were expensed as incurred.

9. Convertible Promissory Notes
In 2003, the Company entered into an agreement with Castle Harlan in order to secure funds for restaurant remodels in the form of convertible promissory notes totaling $2,700,000. The convertible promissory notes accrued interest at the rate of 5% per annum with the interest compounding semiannually. The convertible promissory notes fall under the guidance of SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity (SFAS No. 150), which establishes standards for the classification and measurement of certain financial instruments with the characteristics of both liabilities and equity. In accordance with SFAS No. 150, in 2003 the Company recorded the convertible promissory notes in the mezzanine section of the consolidated balance sheet. These promissory notes converted to 3,482 shares of both preferred and common stock at the time of the Company’s refinancing on July 22, 2004.
10. Income Taxes
Income tax (expense) benefit consists of the following:

	December 30,	December 25,
	2004	2003
		(restated)
Current:
Federal	$—	$—
State	(26,000)	899,000

	(26,000)	899,000

Deferred:
Federal	—	—
State	—	—

	—	—

Total income tax (expense) benefit	$(26,000)	$899,000

10. Income Taxes (continued)
A reconciliation of income taxes computed at the statutory federal income tax rate to income tax (expense) benefit on loss from operations is as follows:

	December 30,	December 25,
	2004	2003
		(restated)
Tax at statutory federal rate	$5,450,000	$4,536,000
State taxes, net of federal benefits	(17,000)	(29,000)
Change in tax contingency reserve	—	942,000
Change in federal valuation allowance	(3,770,000)	(3,603,000)
FICA tax credit	483,000	390,000
Nondeductible interest	(2,106,000)	(1,145,000)
Other, net	(66,000)	(192,000)

Total income tax (expense) benefit	$(26,000)	$899,000

The Company has recorded deferred tax assets and deferred tax liabilities, which represent future tax effects of temporary differences. The tax effects of significant temporary differences giving rise to deferred tax assets and liabilities are as follows:

	December 30,	December 25,
	2004	2003
		(restated)
Deferred tax assets:
Net operating loss carryforwards	$10,598,000	$11,131,000
Accrued expenses not currently deductible	5,487,000	4,990,000
Tax credit carryforwards	3,442,000	2,690,000
Property, equipment, and improvements — book basis in excess of tax basis	5,166,000	3,228,000
Deferred interest	4,263,000	2,033,000
Intangible assets — tax basis in excess of book basis	471,000	757,000
State taxes not currently deductible	10,000	17,000

Total deferred tax assets	29,437,000	24,846,000
Less valuation allowance	(29,291,000)	(24,720,000)

Net deferred tax assets	146,000	126,000
Deferred tax liabilities:
Investments in unconsolidated partnerships	(146,000)	(126,000)

Net deferred tax assets	$—	$—

10. Income Taxes (continued)
The valuation allowance for deferred tax assets as of December 30, 2004 and December 25, 2003 was $29,291,000 and $24,720,000, respectively. The change in the valuation allowance of $4,571,000 relates primarily to continued operating losses. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Based upon the level of historical taxable income and projections for future taxable income over the periods which the deferred tax assets are deductible, management believes it is more likely than not the Company will not realize the benefits of these deductible differences at December 30, 2004.
The Company establishes liabilities for possible assessments by tax authorities resulting from known tax exposures. Such amounts represent a reasonable provision for taxes ultimately expected to be paid, and may need to be adjusted over time as more information becomes known. The effect of changes in estimates related to contingent tax matters is included in the tax rate reconciliation above. During the year ended December 25, 2003, the Company recognized an income tax benefit of $942,000 due to the settlement of certain prior year tax matters.
The Company has federal net operating loss carryforwards totaling approximately $27,023,000 and $28,224,000 at December 30, 2004 and December 25, 2003, respectively, which begin to expire in 2012.
The Company has state net operating loss carryforwards totaling approximately $17,780,000 and $19,260,000 at December 30, 2004 and December 25, 2003, respectively, which begin to expire in 2006.
As a result of the acquisition of FIV in 1997, FIV experienced an ownership change as defined in Section 382 of the Internal Revenue Code. As a result of the ownership change, utilization of the majority of the federal and state net operating loss carryforwards applicable to FIV are limited to approximately $650,000 and $330,000, respectively per year.
Approximately $22,674,000 of the Company’s federal net operating losses (including FIV described above) can be utilized without such limitation and approximately $14,946,000 of the Company’s state net operating losses (including FIV described above) can be utilized without limitation.

10. Income Taxes (continued)
Additionally, the Company has FICA tax credit carryforwards totaling approximately $3,442,000 and $2,690,000 at December 30, 2004 and December 25, 2003, respectively, which begin to expire in 2018.
11. Shareholders’ Deficit
As of December 30, 2004, the Company has two classes of stock: preferred stock (Preferred Stock) and Class A common stock (Common Stock). The Company is authorized to issue 200,000 shares of Preferred Stock, par value $0.001 per share, with an initial stated value of $1,669 (the Stated Value) per share which shall be adjusted accordingly for any conversion, exchange, stock split, combination, dividend or other reclassification, consolidation, reorganization, recapitalization or similar transaction, as defined. The preferences, privileges, and restrictions granted or imposed on the Preferred Stock per the Certificate of Designations, Preferences, and Rights of Preferred Stock of Wilshire Restaurant Group, Inc. (the Certificate) are outlined below.
Dividend Rights
The holders of shares of Preferred Stock shall not be entitled to receive dividends and distributions, other than (i) if the Company at any time proposes to pay a dividend (or make any other distribution) on the Common Stock, other than a distribution of additional shares of Common Stock, the Company shall pay a concurrent dividend (or make a concurrent distribution) to holders of Preferred Stock such that, with respect to each share of Preferred Stock, the holders of shares of Preferred Stock shall receive a dividend or distribution equal to 19 times the per share dividend paid (or distribution made) with respect to each share of Common Stock. In any such case, the Company shall declare a dividend or distribution on the Preferred Stock at the same time that it declares a dividend or distribution on the Common Stock and shall establish the same record date for the dividend or distribution on the Preferred Stock as is established for such dividend or distribution on the Common Stock.

11. Shareholders’ Deficit (continued)
Liquidation Rights
In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of shares of Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any other class of stock of the Company ranking senior to the Preferred Stock upon liquidation, dissolution or winding-up (the Senior Stock) in respect of such stock, but before any payment shall be made to the holders of Common Stock or other capital stock of the Company ranking junior to the Preferred Stock upon liquidation, dissolution or winding up (the Junior Stock), an amount per share equal to the Stated Value, plus all accrued but unpaid dividends, if any.
Upon such liquidation, dissolution or winding up of the Company, if the remaining assets of the Company available for distribution to stockholders after payment in full of amounts required to be paid or distributed to holders of Senior Stock shall be insufficient to pay the holders of shares of Preferred Stock and the holders of shares of capital stock of the Company ranking on a parity with the Preferred Stock (the Parity Stock) upon liquidation, dissolution or winding up the full amount to which they shall be entitled, the holders of shares of Preferred Stock and shares of Parity Stock shall share ratably in any distribution of the remaining assets and funds of the Company in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.
Voting Rights
The holders of shares of Preferred Stock shall not have any voting rights.
Redemption Rights
The Preferred Stock shall be redeemable at the option of the Company’s board of directors at any time from time to time for cash at a redemption price per share equal to the Stated Value, plus all accrued but unpaid dividends, if any.

11. Shareholders’ Deficit (continued)
Warrants
Warrants to purchase the Company’s shares are outstanding with the following terms as of December 30, 2004:

Security	Shares
Subject to	Subject to	Exercise	Grant		Fair Value
Warrant	Warrants	Price Per Share	Date	Expiration	of Warrant	Purpose

Common Stock	13,800.3	$0.01	07/22/04	07/22/14	$—	Financing agreement
Preferred Stock	13,800.3	$0.01	07/22/04	07/22/14	$1,454,000	Financing agreement
The Company recorded the fair value of warrants issued in connection with the New Credit Facility as equity and as a discount to the related amounts payable and is amortizing the discount to interest expense over the terms of the financing arrangements using the interest method of amortization. The fair value of each warrant was calculated using the Black-Scholes pricing model with the following assumptions: volatility of 60.8%, expected life equal to the contractual life of 10 years, exercise price of $0.01, stock price of $0.01 and $139.86 for Common Stock and Preferred Stock, respectively, no dividend yield and a risk-free interest rate of 4.5%. The stock prices used in the calculation are net of a 30% liquidity discount to reflect the fact that the underlying shares to be issued upon exercise are unregistered and as such, cannot be sold or transferred until registered. The Black-Scholes fair value of each warrant was then discounted to reflect the dilutive impact that the exercise of the warrants would have on the value of the Company’s stock.
The Company recorded $195,000 of interest expense for the year ended December 30, 2004, as a result of amortization of the debt discounts from the 2004 issuance of warrants. Additionally, the Company recorded $514,000 of interest expense related to the retiring of all previous warrants. For the year ended December 25, 2003, the Company recorded $142,000 of interest expense as a result of amortization of the debt discounts from 2001 and prior issuances of warrants (Note 8).
The terms of the warrant contract allows for either the issuance of shares, or net share settlement, at the option of the warrant holder. Net share settlement reduces the shares issuable by a number of shares equal to the ratio of the total exercise price to the current market value of the underlying shares. In no case will the number of shares to be issued exceed the number of shares subject to the warrants.

11. Shareholders’ Deficit (continued)
Stock Option Plan
On November 12, 1999, the Company’s board of directors approved the 1999 Nonqualified Stock Option Plan (the 1999 Plan). The 1999 Plan has authorized the grant of options to purchase shares of the Company’s Class A common stock, of up to 12% of the number of fully diluted shares of Class A common stock outstanding at the time of the grant. The stock options are to be granted with a term of ten years and vest 25% per year commencing one year from the date of grant. The 1999 Plan is administered by the board of directors. There was no stock option activity under the 1999 Plan in fiscal 2004 and fiscal 2003.
12. Profit Sharing and Savings Plan
All employees with at least one year of service who have attained age 21 are eligible to participate in the Marie Callender Pie Shops, Inc. Employee Profit Sharing and Savings Plan (the Savings Plan), which is designed to be a qualified profit sharing and salary deferral program. Participants are able to contribute, on a pretax basis, up to 15% of their earnings to the Savings Plan (subject to certain limitations), which the Company may match at its discretion. The Company’s contributions are subject to a six-year vesting period. There were no matching contributions made by the Company during 2004 or 2003. The Company may also make discretionary profit sharing contributions to the Savings Plan on behalf of all Savings Plan participants. Such contributions also vest over a six-year period. The Company did not contribute to the Savings Plan during 2004 or 2003.

13. Store Closure Expenses, Asset Impairment, and Other
The composition of store closure expenses, asset impairment, and other follows:

	December 30,	December 25,
	2004	2003
		(restated)
Store closure expenses, primarily net present value of remaining noncancelable lease obligations net of estimated sublease income to be received, if any	$1,481,000	$2,068,000
Impairment of property and equipment	1,495,000	605,000
Impairment of acquired franchise rights	77,000	515,000
Loss on disposition of property and equipment	209,000	242,000
Other	—	100,000

	$3,262,000	$3,530,000

Activity within the store closure reserve has included the following:

	December 30,	December 25,
	2004	2003
		(restated)
Reserve for store closures at beginning of year	$3,229,000	$2,619,000
Net provision for closed stores	1,481,000	2,068,000
Utilization of reserve	(2,075,000)	(1,458,000)

Reserve for store closures at end of year	$2,635,000	$3,229,000

The Company recorded new store closure reserves on three units in the year ended December 25, 2003 totaling $703,000. There were no units added to the store closure reserve in the year ended December 30, 2004. These amounts represent management’s estimate of the net present value of remaining noncancelable lease payments for closed stores at the date of closure net of estimated sublease income to be received, if any. In fiscal 2004, the Company’s management adjusted the closed store reserve based on updated information on sublease income resulting in a net additional reserve of $1,481,000. In fiscal 2003, the Company’s management adjusted the closed store reserve based on updated information on sublease income resulting in a net increase to the reserve of $1,365,000.

13. Store Closure Expenses, Asset Impairment, and Other (continued)
Additionally, the Company recognized impairment charges of $1,572,000 and $1,120,000, in fiscal years 2004 and 2003, respectively. These charges related to leasehold improvements, furniture, fixtures, equipment and acquired franchise rights for four locations in 2004 and six locations in 2003. The amount of impairment loss related to these assets was determined based on undiscounted future cash flows from operations as compared to the carrying amount of such assets.
14. Related Party Transactions
An officer of the Company is owner of four of the Company’s restaurant franchises. Included in receivables was $9,736 and $2,400 at December 30, 2004 and December 25, 2003, respectively, from these franchises related to franchise fees and rents. Franchise fee revenue from these franchises was $420,000 and $352,000 for the years ended December 30, 2004 and December 25, 2003, respectively.
During 1999, the Company issued notes receivable to certain executive officers totaling $920,000. Such notes receivable bear interest at 8.39% and are due and payable upon the earlier to occur of a change in ownership, as defined, or 10 years. The notes are classified as contra equity as they are secured by shares of the Company’s stock.
The Company entered into a management services agreement with Castle Harlan. Total management service fees earned by Castle Harlan were $1,840,000 in each of the years ended December 30, 2004 and December 25, 2003. Accrued Castle Harlan management service fees as of December 30, 2004 and December 25, 2003 were $7,360,000 and $5,520,000, respectively.
In 2003, the Company received proceeds from the issuance of convertible promissory notes to Castle Harlan totaling $2,700,000. The notes accrued interest at the rate of 5% per annum compounded semiannually. The notes converted to stock at the time of the Company’s refinancing on July 22, 2004. In conjunction with the note conversion, 3,482 shares of both preferred and common stock were issued to Castle Harlan.
On July 22, 2004, Castle Harlan invested $3,900,000 as equity in the Company. In conjunction with this investment, 4,817 shares of both preferred and common stock were issued to Castle Harlan.

14. Related Party Transactions (continued)
Certain executives of the Company are investors in American Pies, LLC, which prepares and distributes Marie Callender frozen pies under a license agreement with the Company. During the years ended December 30, 2004 and December 25, 2003, the Company received licensing income of $1,105,000 and $955,000, respectively, from American Pies, LLC.
15. Contingencies
The Company is involved in certain litigation arising in the ordinary course of its business. Management, having consulted with its counsel, believes it has adequate legal defenses as to all lawsuits and claims and does not believe that they will materially affect the Company’s consolidated results of operations, consolidated financial position or cash flows.
In two class action lawsuits filed against the Company in 2004 (the Ventura lawsuits), plaintiffs seeking to represent a number of current and former employees at the Company’s California restaurants allege that the Company has violated wage and hour laws in California by failing to provide meal and rest breaks, taking improper cash deductions from employee wages and failing to pay required reporting time pay. A tentative settlement of the Ventura lawsuits was negotiated in late 2004, including establishment of a formula by which authorized claimants would be paid in settlement of their claims. The Company estimates that the Ventura claim payouts and related payments will total approximately $1.2 million. This amount is included in accrued expenses on the balance sheet as of December 30, 2004. While a hearing to tentatively approve the settlement was pending, a third lawsuit (the Orange County lawsuit) was received, in which wage and hour violations substantially similar to the Ventura lawsuits are alleged. The filing of that lawsuit has resulted in the temporary postponement of the preliminary approval of the settlement. The Company is opposing efforts by the Orange County attorneys to challenge the Ventura settlement through, among other things, judicial coordination of all three cases. The court’s ruling on coordination is expected by July 2005.

PRO FORMA FINANCIAL INFORMATION (UNAUDITED)
The following unaudited pro forma condensed consolidated balance sheet as of April 16, 2006, gives effect to the May 3, 2006 acquisition of Wilshire Restaurant Group, Inc. (“WRG”) by The Restaurant Company (the “Company” or “TRC”) as if such transaction had occurred on April 16, 2006. The following unaudited pro forma condensed consolidated statements of operations for the fiscal year ended December 25, 2005, and for the sixteen-week period ended April 16, 2006, give effect to the acquisition as if it occurred on December 27, 2004 (the beginning of the Company’s 2005 fiscal year).
The pro forma adjustments as reflected in the following financial information are based upon available information and certain assumptions that the Company believes are reasonable under the circumstances. The unaudited pro forma financial information is not necessarily indicative of our operations or financial position had the acquisition taken place on the dates indicated and are not intended to project our results of operations or financial position for any future period or date. The pro forma information should be read in conjunction with the consolidated financial statements and notes thereto in the Company’s Annual Report on Form 10-K for the fiscal year ended December 25, 2005, and the historical financial statements of WRG included in this Current Report on Form 8-K/A.
Because the Company and WRG are portfolio companies under common control of Castle Harlan, Inc. (“CHI”), the New York-based private equity investment firm, the acquisition is not a business combination as defined in Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations. SFAS No. 141 requires that when accounting for a transfer of assets or exchanges of shares between entities under common control, the entity that receives the net assets or equity interests shall recognize the assets and liabilities transferred at their carrying amounts. The pro forma adjustments were applied to the respective historical financial statements to reflect and account for the acquisition using this method of accounting similar to a pooling of interests. Additionally, the pro forma adjustments do not reflect any cost savings from operating efficiencies or synergies nor do they reflect any additional costs that may result with respect to the combined businesses.

THE RESTAURANT COMPANY
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
APRIL 16, 2006
(IN THOUSANDS)

	Historical	Historical
	TRC April 16, 2006	WRG March 30, 2006	Adjustments		Pro Forma
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$4,937	$658	$(3,351	) (1)	$2,244
Restricted cash	8,843	—			8,843
Receivables, less allowances for doubtful accounts of $1,495	9,599	4,085			13,684
Inventories, net	7,875	3,641			11,516
Prepaid expenses and other current assets	4,499	1,145			5,644
Escrow deposits	5,063	—			5,063
Deferred income taxes	2,845	—			2,845

Total current assets	43,661	9,529	(3,351)		49,839

PROPERTY AND EQUIPMENT, at cost, net of accumulated depreciation and amortization	40,452	35,136	—		75,588
GOODWILL	169,326	—	—		169,326
INTANGIBLE ASSETS, net of accumulated amortization of $9,252	47,185	300	—		47,485
OTHER ASSETS	9,286	3,882	1,505	(2)	14,673

	$309,910	$48,847	$(1,846)		$356,911

THE RESTAURANT COMPANY
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
APRIL 16, 2006
(IN THOUSANDS)

	Historical	Historical
	TRC April 16, 2006	WRG March 30, 2006		Adjustments		Pro Forma
LIABILITIES AND STOCKHOLDER’S INVESTMENT

CURRENT LIABILITIES:
Current maturities of capital lease obligations	$242	$633		$—		$875
Current maturities of long-term debt	—	2,400		(1,650	) (3)	750
Accounts payable	7,933	11,968		—		19,901
Franchise advertising contributions	5,485	—		—		5,485
Accrued expenses	32,941	26,404		—		59,345
Accrued income taxes	88	—		—		88

Total current liabilities	46,689	41,405		(1,650)		86,444

CAPITAL LEASE OBLIGATIONS, less current maturities	210	6,529		—		6,739

LONG-TERM DEBT, less current maturities	187,602	109,474		(10,224	) (3)	286,852

DEFERRED TAX LIABILITY	12,573	—		—		12,573

OTHER LIABILITIES	3,676	6,050		—		9,726

STOCKHOLDER’S INVESTMENT	59,160	(114,611	) (4)	10,028	(5)	(45,423)

TOTAL LIABILITIES AND STOCKHOLDER’S INVESTMENT	$309,910	$48,847		$(1,846)		$356,911

The accompanying notes are an integral part of the financial statements.

NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
(UNAUDITED)
The unaudited pro forma condensed consolidated balance sheet as of April 16, 2006, gives effect to the acquisition of WRG by the Company as if such transaction had occurred on April 16, 2006. The balance sheet information for WRG is as of the end of WRG’s first fiscal quarter ended March 30, 2006.
In connection with the acquisition, the Company amended and restated its credit agreement (the “New Credit Facility”). Pursuant to the agreement, the lenders made available (1) a five-year revolving credit facility of up to $40,000,000 and (2) a seven-year term loan credit facility not to exceed $100,000,000.
(1)	Represents $49,000 of excess funds borrowed from the New Credit Facility over the funds used to repay WRG’s debt, pay deferred financing costs and pay transaction expenses. Adjustment also represents $400,000 of borrowings between March 30, 2006 and May 3, 2006 (see Note 3) less $3,800,000 of the Company’s cash used to repay the $3,800,000 borrowed on the acquisition date from the new revolving credit facility.

(2)	Represents the elimination of deferred financing costs of $1,125,000 associated with WRG’s indebtedness that was paid in full at the acquisition date, and the addition of deferred financing costs of $2,630,000 that the Company incurred in connection with the New Credit Facility.

(3)	Represents the full payment of all of WRG’s existing indebtedness ($109,474,000 long-term and $2,400,000 current). On May 3, 2006, the payoff amount included interest and a gain on early extinguishment of debt of $13,968,000 on WRG’s subordinated term loan, $1,055,000 in interest and prepayment fees on term loan A and term loan B, interest of approximately $1,200,000 for the period from March 30, 2006 to May 3, 2006 and borrowings of $400,000 during the same period. To finance the acquisition, the Company borrowed $100,000,000 via the Company’s new term loan credit facility and borrowed $3,800,000 via the Company’s new revolving credit facility. The $3,800,000 borrowed on the new revolving credit facility was repaid immediately following the closing of the acquisition. Debt activity is set forth in the following table:

	April 16,		April 16,
	2006	Pro Forma	2006
	Historical Debt	Adjustment	Pro Forma Debt
Existing WRG debt	$111,874	$(111,874)	$—
Existing TRC debt	187,602	—	187,602
New term loan	—	100,000	100,000

Total Debt	299,476	(11,874)	287,602

The current portion ($750,000) of the new term loan has been classified as current maturities of long-term debt on the condensed consolidated balance sheet.
(4)	The historical total stockholder’s investment for WRG includes a charge of approximately $109,000,000 related to leveraged recapitalization transactions.

(5)	Represents pro forma adjustments for expenses associated with the consummation of the acquisition, interest and prepayment fees related to the redemption of WRG’s term loan A and term loan B and discounts related to the redemption of WRG’s subordinated term loan. The details are included in the following table:

April 16,
2006
Gain on early extinguishment of debt	$13,968
Interest and prepayment fees on term loans A and B	(1,055)
Proforma interest on WRG debt (March 30, 2006 to May 3, 2006)	(1,200)
Write-off of deferred financing costs	(1,125)
Acquisition expenses	(560)

Total Pro Forma Adjustments	$10,028

Acquisition expenses of $560,000, directly attributable to the acquisition, are not included in the condensed consolidated statements of operations.

THE RESTAURANT COMPANY
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
SIXTEEN WEEKS ENDED APRIL 16, 2006
(UNAUDITED)
(IN THOUSANDS)

	Historical	Historical
	TRC	WRG	Adjustments		Pro Forma
REVENUES:
Food sales	$104,962	$55,654	—		$160,616
Franchise and other revenue	6,649	2,382	—		9,031

Total Revenues	111,611	58,036	—		169,647

COSTS AND EXPENSES:
Cost of sales:
Food cost	30,159	18,197	—		48,356
Labor and benefits	35,350	17,452	—		52,802
Operating expenses	26,058	15,352	—		41,410
General and administrative	10,472	3,652	—		14,124
Depreciation and amortization	4,089	2,004	—		6,093
Interest, net	6,187	5,561	(1,719	) (1)	10,029
Gain on disposition of assets	(47)	1	—		(46)
Lease Termination	366	—	—		366
Minority interests	—	162	—		162
Other, net	(55)	—	—		(55)

Total Costs and Expenses	112,579	62,381	(1,719)		173,241

(Loss) income before income taxes	(968)	(4,345)	1,719		(3,594)
Benefit from (provision for) income taxes	662	(3)	(213	) (2)	446

NET LOSS	$(306)	$(4,348)	$1,506		$(3,148)

The accompanying notes are an integral part of the financial statements.

THE RESTAURANT COMPANY
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
YEAR ENDED DECEMBER 25, 2005
(UNAUDITED)
(IN THOUSANDS)

	September 22,	December 27,	December 31,
	2005 -	2004 -	2004 –
	December 25,	September 21,	December 29,
	2005	2005	2005
	TRC	TRC	WRG	Adjustments		Pro Forma
REVENUES:
Food sales	$87,128	$243,446	$229,132	$—		$559,706
Franchise and other revenue	5,418	16,343	9,593	—		31,354

Total Revenues	92,546	259,789	238,725	—		591,060

COSTS AND EXPENSES:
Cost of sales:
Food cost	27,346	69,976	74,936	—		172,258
Labor and benefits	28,902	82,352	70,939	—		182,193
Operating expenses	20,238	53,438	62,379	—		136,055
General and administrative	8,233	23,711	13,009	—		44,953
Transaction costs	867 (3)	4,632 (3)	—	—		5,499
Stock compensation	—	8,925 (3)	—	—		8,925
Depreciation and amortization	3,589	11,816	8,005	—		23,410
Interest, net	5,496	13,380	20,866	(5,720	) (1)	34,022
(Benefit from) provision for disposition of assets, net	(904)	(518)	2,224	—		802
Minority interests	—	—	598	—		598
Asset write-down	12	248	—	—		260
Other, net	(105)	(214)	479	—		160

Total Costs and Expenses	93,674	267,746	253,435	(5,720)		609,135

LOSS BEFORE INCOME TAXES	(1,128)	(7,957)	(14,710)	5,720		(18,075)
BENEFIT FROM (PROVISION FOR)
INCOME TAXES	650	3,817	(12)	(1,070	) (2)	3,385

NET LOSS BEFORE
EXTRAORDINARY ITEM	(478)	(4,140)	(14,722)	4,650		(14,690)
EXTRAORDINARY ITEM — gain on early extinguishment of debt	—	—	—	13,968	(4)	13,968

NET LOSS	$(478)	$(4,140)	$(14,722)	$18,618		$(722)

The accompanying notes are an integral part of the financial statements.

NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF
OPERATIONS
(UNAUDITED)
The unaudited pro forma condensed consolidated statements of operations for the sixteen-week period ended April 16, 2006 and for the fiscal year ended December 25, 2005, give effect to the acquisition as if it occurred on December 27, 2004 (the beginning of the Company’s 2005 fiscal year). The information in the statements of operations for WRG represents the first quarter of 2006 ended March 30, 2006 and the fiscal year ended December 29, 2005.
In connection with the acquisition, the Company amended and restated its credit agreement (the “New Credit Facility”). Pursuant to the agreement, the lenders made available (1) a five-year revolving credit facility of up to $40,000,000 and (2) a seven-year term loan credit facility not to exceed $100,000,000.
(1)	Represents pro forma adjustments to interest expense by reducing the interest expense relative to WRG’s secured term loan A, secured term loan B, the $35 million subordinated term loan and secured revolving line of credit and by increasing the interest expense relative to the $100,000,000 term loan credit facility. No pro forma adjustments have been made for the new revolving credit facility as the $3,800,000 borrowed at the acquisition date was repaid immediately following the closing.

For the fiscal period ended:

	April 16,	December 25,
	2006	2005
Interest on the secured term loan A	$(272)	$(1,079)
Interest on the secured term loan B	(943)	(3,459)
Interest on the $35 million subordinated term loan	(3,313)	(12,232)
Interest on secured revolving line of credit	(85)	(424)
Amortization of warrant discounts	(124)	(468)
Amortization of deferred financing costs	(239)	(957)
Write-off of deferred financing costs	—	2,313

Interest on the $100,000,000 term loan credit facility	3,141	10,210
Amortization of deferred financing costs	116	376

Total Pro Forma Adjustments	$(1,719)	$(5,720)

(2)	Represents the pro forma tax effect on the adjustments assuming an effective tax rate of 12.4% for the sixteen-week period ended April 16, 2006 and 18.7% for the fiscal year ended December 25, 2005.

(3)	Transaction costs of $867,000 and $4,632,000 and stock compensation expense of $8,925,000 in the historical statements of operations of TRC in fiscal 2005 were incurred in relation to the September 21, 2005 acquisition of the Company by TRC Holding Corp., an affiliate of Castle Harlan Partners IV, L.P.

(4)	Represents pro forma adjustment for the $13,968,000 gain on the early extinguishment of WRG’s $35 million subordinated term loan. Due to WRG’s net operating loss carryforwards, no tax provision is recorded relative to the gain.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE RESTAURANT COMPANY

Dated:	July 13, 2006	By:	/s/ James W. Stryker

James W. Stryker
Chief Financial Officer